Exhibit 6









                               SERIES SUPPLEMENT



                     CORPORATE-BACKED TRUST CERTIFICATES,

                       DAIMLERCHRYSLER DEBENTURE-BACKED

                              SERIES 2004-3 TRUST

                                    between

                            LEHMAN ABS CORPORATION,

                                 as Depositor,

                                      and

                     U.S. BANK TRUST NATIONAL ASSOCIATION,

                                  as Trustee,



                         Dated as of February 11, 2004

                                       Table of Contents
                                                                                         Page
                                                                                         ----

Section 1.  Incorporation of Standard Terms.................................................1

Section 2.  Definitions.....................................................................2

Section 3.  Designation of Trust and Certificates...........................................9

Section 4.  Trust Certificates.............................................................10

Section 5.  Distributions..................................................................10

Section 6.  Early Redemption of Certificates...............................................12

Section 7.  Optional Call; Optional Exchange...............................................13

Section 8.  Trustee's Fees.................................................................18

Section 9.  Swap Payments..................................................................18

Section 10. Notices of Swap Agreement Termination Events and Underlying Securities
            Events of Default..............................................................18

Section 11. Miscellaneous..................................................................18

Section 12. Governing Law..................................................................23

Section 13. Counterparts...................................................................23

Section 14. Termination of the Trust.......................................................23

Section 15. Sale of Underlying Securities..................................................23

Section 16. Amendments.....................................................................23

Section 17. Voting of Underlying Securities, Modification of Underlying Securities
            Indenture, Modification of Swap Agreement......................................23

Section 18. Additional Depositor Representation............................................25

SCHEDULE I    SERIES 2004-3 UNDERLYING SECURITIES SCHEDULE
EXHIBIT A     FORM OF TRUST CERTIFICATE
EXHIBIT B     FORM OF WARRANT AGENT AGREEMENT
EXHIBIT C     FORM OF SWAP AGREEMENT

                               SERIES SUPPLEMENT

                     CORPORATE-BACKED TRUST CERTIFICATES,
             DAIMLERCHRYSLER DEBENTURE-BACKED SERIES 2004-3 TRUST

          SERIES SUPPLEMENT, Corporate-Backed Trust Certificates,
DaimlerChrysler Debenture-Backed Series 2004-3, dated as of February 11, 2004 (the "Series Supplement"), by and between LEHMAN ABS CORPORATION, as Depositor (the "Depositor"), and U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee (the "Trustee").

                             W I T N E S S E T H:

          WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Series Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms" and, together with this Series Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee, as modified by this Series Supplement;

          WHEREAS, the Depositor desires to deposit into the Trust the Underlying Securities set forth on Schedule I attached hereto (the "Underlying Securities Schedule") the general terms of which are described in the Prospectus Supplement under the heading "Description of the Underlying Securities;"

          WHEREAS, the Depositor desires that the Trust enter into a swap agreement pursuant to which the Trust will exchange interest payments due on the Underlying Securities for payments from the Swap Counterparty which will be passed through the Certificateholders;

          WHEREAS, in connection with the creation of the Trust, the deposit therein of the Underlying Securities and the entering into the Swap Agreement thereby, it is desired to provide for the issuance of trust certificates evidencing undivided interests in the Trust and call warrants related thereto; and

          WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trust.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

     Section 1. Incorporation of Standard Terms. Except as otherwise provided herein, all of the provisions of the Standard Terms are hereby incorporated herein by reference in their entirety, and this Series Supplement and the Standard Terms shall form a single agreement between the parties. In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3 Certificates and the transactions described herein.

     Section 2. Definitions.

     (a) Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement. (Section 2(b) below sets forth terms listed in the Standard Terms which are not applicable to this Series.) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

          "Available Funds" shall mean, for any Distribution Date, Available Interest Funds and Available Principal Funds for such Distribution Date.

          "Available Interest Funds" shall mean, for any Distribution Date, the sum of (i) all amounts received on or prior to such Distribution Date from the Swap Counterparty pursuant to the Swap Agreement with respect to the preceding Interest Accrual Period and (ii) any amounts representing interest on the Underlying Securities that are actually received by the Trust pursuant to the Underlying Securities Indenture on such Distribution Date and not required to be paid to the Swap Counterparty pursuant to the Swap Agreement.

          "Available Principal Funds" shall mean all amounts received from the Underlying Securities Issuer or the Underlying Securities Guarantor with respect to principal of the Underlying Securities on the Final Scheduled Distribution Date or any other date.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

          "Calculation Agent" shall mean Lehman Brothers Special Financing
Inc.

          "Call Date" shall mean any Business Day that any holder of Call Warrants designates as a Call Date occurring (i) on or after February 11, 2009, (ii) after the Underlying Securities Issuer announces that it will redeem, prepay or otherwise make an unscheduled payment on the Underlying Securities, (iii) upon the occurrence of a Swap Agreement Termination Event,
(iv) on or after the date the Trustee notifies the Certificateholders of any proposed sale of the Underlying Securities following the occurrence of an Underlying Securities Payment Default, an Underlying Securities Bankruptcy Default or an SEC Reporting Failure or (v) on any date on which the Underlying Securities Issuer or an affiliate thereof consummates a tender offer for some or all of the Underlying Securities.

          "Call Notice" shall have the meaning specified in Section 1.1 of the Warrant Agent Agreement.

          "Call Price" shall mean, for each related Call Date, 100% of the outstanding Certificate Principal Balance of the Certificates being purchased pursuant to the exercise of the Call Warrants, plus any accrued and unpaid interest on such amount to, but excluding, the Call Date.

          "Call Warrants" shall have the meaning specified in Section 3 hereof.

          "Called Certificates" shall have the meaning specified in Section 1.1(b) of the Warrant Agent Agreement.

          "Certificate Principal Balance" shall have the meaning specified in
Section 3 hereof.

          "Certificate Account" shall have the meaning specified in the Standard Terms.

          "Certificates" shall mean the Certificates, in the form attached hereto as Exhibit A, to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust and having the characteristics described herein and in the Certificates.

          "Closing Date" shall mean February 11, 2004.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Corporate Trust Office" shall mean the office of U.S. Bank Trust National Association located at 100 Wall Street, New York, New York 10005.

          "Currency" shall mean United States Dollars.

          "Depository" shall mean The Depository Trust Company, its nominees and their respective successors.

          "Discontinuation Date" shall mean the date determined by the Depositor within a reasonable time following the Underlying Securities Guarantor's either (x) having stated in writing that it intends permanently to cease filing periodic reports required under the Exchange Act or (y) having failed to file all required periodic reports for one full year.

          "Distribution Date" shall mean March 1st and September 1st of each year (or if such date is not a Business Day, the next succeeding Business
Day), commencing on March 1, 2004, and ending on the earlier of the Final Scheduled Distribution Date and any date on which all Underlying Securities are redeemed pursuant to the Underlying Securities Indenture or prepaid or liquidated in whole for any reason other than at their maturity.

          "Early Swap Termination Date" shall mean the date so designated as such in accordance with the terms of the Swap Agreement.

          "Early Trust Termination Date" shall mean the same date as an Early Swap Termination Date occurring due to a Trust Termination Event.

          "Early Termination Payment" shall mean, with respect to any Early Trust Termination Date arising as a result of the consummation of an Optional Exchange, the amount payable by the Trust, on such Early Trust Termination Date pursuant to the Swap Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" shall mean the United States Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Final Scheduled Distribution Date" shall mean March 1, 2027, or, if such day is not a business day, the next succeeding business day.

          "Interest Accrual Period" shall mean (i) with respect to the first Distribution Date, the period from and including the Original Issue Date to, but excluding, the first Distribution Date and (ii) with respect to any Distribution Date thereafter, the period from and including the preceding Distribution Date but excluding such current Distribution Date.

          "Interest Distribution Amount" shall mean, with respect to each Distribution Date, (i) for so long as the Swap Agreement shall not have been terminated, an amount equal to the Floating Rate Payor Payment Amount (as defined in the Swap Agreement) and (ii) following any termination of the Swap Agreement, an amount equal to accrued interest at a rate of 7.45% per annum on the outstanding Certificate Principal Balance of the Certificates (calculated on the basis of a 360-day year of twelve 30-day months).

          "Interest Rate" shall mean, 4.63% per annum until the Distribution Date in March 2004 and, thereafter, for each Interest Accrual Period, the Ten-Year USD-ISDA-Swap Rate (as defined herein), calculated on a 30/360 day count convention as determined pursuant to the Swap Agreement. Following the occurrence of a Swap Agreement Termination Event that is not a Trust Termination Event, interest will be payable at a fixed rate equal to 7.45% per annum.

          "Marketing Agent" shall mean Lehman Brothers Inc.

          "Maturity Date" shall have the meaning specified in Schedule I hereto.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Ordinary Expenses" shall mean the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including the items referred to in the definition of Ordinary Expenses in the Standard Terms.

          "Optional Call" shall mean the call of the Certificates by the Warrant Holder, in whole or in part, resulting from the exercise of Call Warrants by the Warrant Holder, pursuant to Section 7(d) hereof.

          "Optional Exchange" shall mean the exchange of the Certificates by the Trust for the Underlying Securities pursuant to Sections 7(a) and 7(b) hereof.

          "Optional Exchange Date" shall mean any date on which Underlying Securities subject to an Optional Exchange are distributed to a Certificateholder.

          "Partial Swap Agreement Termination Event" shall have the meaning specified in the Swap Agreement.

          "Plan" means (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity.

          "Prospectus Supplement" shall mean the Prospectus Supplement, dated January 29, 2004, relating to the Certificates.

          "Rate Determination Date" shall mean, for each Interest Accrual Period, the second U.S. Government Securities Business Day preceding the commencement of such Interest Accrual Period.

          "Rating Agency" shall mean Moody's and S&P.

          "Record Date" shall mean, with respect to each Distribution Date, the day immediately preceding the related Distribution Date.

          "Reuters Screen" means, when used in connection with any designated page and any floating rate payment under the Swap Agreement, the display page so designated on the Reuters Money 3000 Service (or such other page as may replace that page on that service for the purpose of displaying rates or prices comparable to that floating rate payment).

          "Required Percentage-Amendment" shall be 66-2/3% of the aggregate Voting Rights.

          "Required Percentage-Direction of Trustee" shall be 66-2/3% of the aggregate Voting Rights.

          "Required Percentage-Remedies" shall be 66-2/3% of the aggregate Voting Rights.

          "Required Percentage-Removal" shall be 66-2/3% of the aggregate Voting Rights.

          "Reset Date" shall mean, until the Final Scheduled Distribution Date, each Distribution Date, commencing on the Distribution Date in March 2004.

          "Required Rating" shall mean, in the case of Moody's, the rating assigned to the Underlying Securities by Moody's as of the Closing Date, and, in the case of S&P, the rating assigned to the Underlying Securities by S&P as of the Closing Date.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Sale Procedure" shall mean the process by which the Marketing Agent, on behalf of the Trust, will sell the Underlying Securities to the solicited bidder (which bidders will be determined by the Marketing Agent in its sole and absolute discretion and which bidders may include Lehman Brothers Inc. or any of its Affiliates but in any case shall include at least two bidders which are not affiliated with Lehman Brothers Inc.; provided, however, that neither Lehman Brothers Inc. or any of its affiliates is obligated to bid, and that such bidders need not be limited to recognized broker dealers; and provided further that if Lehman Brothers Inc. or any of its affiliates are bidders, any bid made by them shall not be greater than the fair value of the Underlying Securities) that provides the highest firm bid for the Underlying Securities. In the sole judgement of the Marketing Agent, bids may be evaluated on the basis of bids for all or a portion of the Underlying Securities being sold or any other basis selected in a commercially reasonable manner by the Marketing Agent.

          "SEC Reporting Failure" shall mean the date determined by the Depositor within a reasonable time following the Underlying Securities Guarantor's either (x) having stated in writing that it intends permanently to cease filing periodic reports required under the Exchange Act or (y) having failed to file all required periodic reports for one full year.

          "Securities Act" shall mean the United States Securities Act of 1933, as amended.

          "Securities Intermediary" shall have the meaning set forth in
Section 18 hereof.

          "Series" shall mean DaimlerChrysler Debenture-Backed Series 2004-3.

          "Swap Agreement" shall mean the ISDA Master Agreement dated as of the Closing Date, between the Trust and the Swap Counterparty (including the Schedule thereto) as supplemented by the Confirmation dated February 11, 2004, in the form attached hereto as Exhibit C.

          "Swap Counterparty" shall mean Lehman Brothers Special Financing Inc., or any permitted successor or assign thereto.

          "Swap Guarantor" shall mean Lehman Brothers Holdings Inc.

          "Swap Agreement Termination Event" shall mean the occurrence of any event that would constitute an "Event of Default" or "Termination Event" under the Swap Agreement.

          "Ten-Year USD-ISDA-Swap Rate" will be the rate for U.S. dollar swaps with a maturity of ten years, expressed as a percentage, which appears on the Reuters Screen ISDAFIX1 Page as of 11:00 a.m., New York City time, on the day that is two U.S. Government Securities Business Days prior to the Distribution Date upon which an Interest Accrual Period commences. If the Ten-Year USD-ISDA-Swap Rate does not appear on the Reuters Screen ISDAFIX1 Page on any such U.S. Government Securities Business Days, then such rate will be determined based on the mid-market semi-annual swap rate quotations provided by the reference banks at approximately 11:00 a.m., New York City time, two U.S. Government Securities Business Days prior to the commencement of the related Interest Accrual Period, and, for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to ten years commencing on that Reset Date and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to USD-LIBOR-BBA with a designated maturity of three months. The Calculation Agent will request the principal New York City office of each of the reference banks to provide a quotation of its rate. If at least three quotations are provided, the rate for that Reset Date will be arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, on of the lowest).

          "Trustee Fee" shall mean the amount paid to the Trustee by the Depositor on the Closing Date.

          "Trust Property" shall mean the Underlying Securities described on
Schedule I hereto and the Swap Agreement and the Certificate Account; each subject to the obligations of the Trust under the Swap Agreement.

          "Trust Termination Event" shall mean a Swap Agreement Termination Event caused by the occurrence of an event specified in Sections 5(a)(ix) and 5(b)(v)of the Swap Agreement.

          "Underlying Securities Bankruptcy Default" shall mean the occurrence of an Underlying Securities Event of Default relating to a bankruptcy, insolvency or reorganization of the Underlying Securities Issuer.

          "Underlying Securities" shall mean $25,000,000 aggregate principal amount of 7.45% Debentures, issued by the Underlying Securities Issuer, as set forth in Schedule I attached hereto.

          "Underlying Securities Event of Default" shall mean any "Event of Default" under the Underlying Securities Indenture.

          "Underlying Securities Guarantor" shall DaimlerChrysler AG.

          "Underlying Securities Indenture" shall mean the indenture, dated as of March 1, 1985, as amended and supplemented by a first supplemental indenture dated as of May 30, 1986, a second supplemental indenture dated as of December 31, 1989 and a third supplemental indenture dated as of May 1, 1990, each as between the Underlying Securities Issuer and the Underlying Securities Trustee and a fourth supplemental indenture, dated as of February 15, 1999, among the Underlying Securities Guarantor, the Underlying Securities Issuer and the Underlying Securities Trustee, pursuant to which the Underlying Securities were issued.

          "Underlying Securities Issuer" shall mean Chrysler Corporation, predecessor to Daimler Chrysler Corporation.

          "Underlying Securities Payment Default" shall mean the occurrence of an Underlying Securities Event of Default relating to the payment of interest on the Underlying Securities or the payment of principal of or premium, if any, on the Underlying Securities when due.

          "Underlying Securities Trustee" shall mean State Street Bank and Trust or any successor thereto acting as indenture trustee pursuant to the Underlying Securities Indenture.

          "Underwriter" shall mean Lehman Brothers Inc.

          "U.S. Government Securities Business Day" means, any day except for a Saturday, Sunday or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

          "Voting Rights" shall be allocated among all Certificateholders in proportion to the then unpaid Certificate Principal Balances of their respective Certificates.

          "Warrant Agent" shall mean initially, U.S. Bank Trust National Association.

          "Warrant Agent Agreement" shall mean that certain Warrant Agent Agreement, dated as of the date hereof, between the Depositor and U.S. Bank Trust National Association, as Warrant Agent and as Trustee, as the same may be amended from time to time.

          "Warrant Holder" shall mean the holder of a Call Warrant.

      (b) The terms listed below are not applicable to this Series.

               "Accounting Date"

               "Administrative Fees"

               "Advance"

               "Allowable Expense Amounts"

               "Basic Documents"

               "Call Premium Percentage"

               "Credit Support"

               "Credit Support Instrument"

               "Credit Support Provider"

               "Cut-off Date"

               "Eligible Expense"

               "Eligible Investments"

               "Exchange Rate Agent"

               "Fixed Pass-Through Rate"

               "Guaranteed Investment Contract"

               "Letter of Credit"

               "Limited Guarantor"

               "Limited Guaranty"

               "Minimum Wire Denomination"

               "Pass-Through Rate"

               "Place of Distribution"

               "Purchase Price"

               "Required Premium"

               "Required Principal"

               "Requisite Reserve Amount"

               "Retained Interest"

               "Sub-Administration Account"

               "Sub-Administration Agreement"

               "Sub-Administration Agent"

               "Surety Bond"

     Section 3. Designation of Trust and Certificates. The Trust created hereby shall be known as the "Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3 Trust." The certificates evidencing certain undivided ownership interests therein shall be known as "Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3" (the "Certificates"). The Trust is also issuing call warrants with respect to the Certificates ("Call Warrants").

     (a) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit A. The Certificates shall be issued in denominations of $25. Except as provided in the Standard Terms and in paragraph (d) of this Section, the Trust shall not issue additional Certificates or incur any indebtedness.

     (b) The Certificates have an initial aggregate Certificate Principal Balance of $25,000,000.

     (c) The holders of the Certificates will be entitled to receive on each Distribution Date an amount equal to the related Interest Distribution Amount.

     (d) The Depositor may sell to the Trustee additional Underlying Securities on any date hereafter upon at least 3 Business Days' notice to the Trustee (or such shorter period as shall be mutually satisfactory to the Depositor and the Trustee) and upon (i) satisfaction of the Rating

Agency Condition, (ii) prior consent of the Swap Counterparty and (iii) delivery of an Opinion of Counsel to the effect that the sale of such additional Underlying Securities will not cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Each condition to be satisfied with respect to a sale of Underlying Securities on or prior to the Closing Date shall be satisfied with respect to a sale of additional Underlying Securities no later than the date of sale thereof, each representation and warranty set forth in the Standard Terms to be made on the Closing Date shall be made on such date of sale, and from and after such date of sale, all Underlying Securities held by the Trustee shall be held on the same terms and conditions. Upon such sale to the Trustee, the Trustee shall deposit such additional Underlying Securities in the Certificate Account, and shall authenticate and deliver to the Depositor, on its order, Certificates in a Certificate Principal Balance equal to the principal amount of such additional Underlying Securities, and Call Warrants related thereto. Any such additional Certificates authenticated and delivered shall have the same terms and rank pari passu with the Certificates previously issued in accordance with this Series Supplement.

     (e) On the Distribution Date occurring in March 2004, the Trustee shall cause the Trust to pay to the Depositor the amount of interest accrued and paid on the Underlying Securities from September 1, 2003, to but not including the Closing Date; provided, however, that in the event an Optional Exchange Date shall occur prior to the Distribution Date in March 2004, a pro rata portion of such amount shall be paid to the Depositor on the Optional Exchange Date in accordance with the provisions of Section 7(b)(ix) hereof. If the Depositor is not paid any such amount on such date, it shall have a claim for such amount. If Available Funds are insufficient to pay such amount, the Trustee will pay the Depositor its pro rata share, based on the ratio the amount owed to the Depositor bears to all amounts owed on the Certificates in respect of accrued interest, of any proceeds from the recovery on the Underlying Securities.

     Section 4. Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

     (a) the Underlying Securities set forth on Schedule I hereto;

     (b) the duly authorized and executed Swap Agreement; and

     (c) all documents required to be delivered to the Trustee pursuant to
Section 2.01 of the Standard Terms.

     Section 5. Distributions.

     (a) Except as otherwise provided in Sections 5(b), 5(c) and Section 6, on each applicable Distribution Date, the Trustee shall apply Available Funds in the Certificate Account as follows:

          (i) The Trustee will pay from Available Interest Funds:

               (1) first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 8(b) below and approved by 100% of the Certificateholders; and

               (2) second, to the holders of the Certificates, interest accrued and unpaid, pro rata in proportion to their entitlements thereto;

          provided, however, that if the Trustee has not received any amounts of Available Interest Funds on or prior to the related Distribution Date, such amounts shall be applied in accordance with this Section 5(a) promptly upon receipt of such amounts.

          (ii) The Trustee will pay Available Principal Funds, first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 8(b) below and approved by 100% of the Certificateholders; and second, to the Certificateholders, pro rata, from Available Principal Funds, an amount not to exceed the then outstanding principal on the Certificates.

          (iii) Any Available Funds remaining in the Certificate Account after the payments set forth in clauses 5(a)(i) and 5(a)(ii) above shall be paid first, to the Trustee, as reasonable compensation for services rendered to the Depositor, up to $1,000 and, thereafter, to the Certificateholders, pro rata.

Any portion of the Available Funds (i) that does not constitute principal of, or interest on, the Underlying Securities, (ii) that is not received in connection with a redemption, prepayment or liquidation of the Underlying Securities and (iii) for which allocation by the Trustee is not otherwise contemplated by this Series Supplement, shall be remitted by the Trustee to the Certificateholders.

     (b) Notwithstanding the foregoing, if the Underlying Securities are redeemed, prepaid or liquidated in whole or in part due to the occurrence of an Underlying Securities Payment Default, an Underlying Securities Bankruptcy Default or an SEC Reporting Failure, the proceeds received by the Trustee will be allocated:

          (i) first, to the certificateholders, an amount equal to the principal amount of the Underlying Securities so redeemed, prepaid or liquidated plus accrued and unpaid interest on the amount of Certificates so redeemed, prepaid or liquidated, and

          (ii)  second, any remainder shall be paid to the Swap Counterparty.

     (c) Notwithstanding the foregoing, if the Underlying Securities are redeemed, prepaid or liquidated in whole or in part for any reason other than due to the occurrence of an Underlying Securities Payment Default, an Underlying Securities Bankruptcy Default, an SEC Reporting Failure or their maturity, the proceeds received by the Trustee will be allocated in the following order of priority:

          (i) first, to the Trustee, reimbursement for any extraordinary expenses incurred by the Trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the certificateholders,

          (ii) second, to the certificateholders, an amount equal to the principal amount of the Underlying Securities so redeemed, prepaid or liquidated plus accrued and unpaid interest on the amount of Certificates so redeemed, prepaid or liquidated, and

          (iii) third, any remainder shall be paid to the Swap Counterparty.

     Section 6. Early Redemption of Certificates.

     (a) Upon the occurrence of an Underlying Securities Payment Default or an Underlying Securities Bankruptcy Default, unless otherwise instructed by holders of Certificates representing a majority of the Voting Rights, thirty
(30) days after giving notice pursuant to Section 10 hereof, the Trustee shall sell the Underlying Securities pursuant to Section 15 hereof and deposit the Liquidation Proceeds, if any, into the Certificate Account for distribution not later than two (2) Business Days after the receipt of immediately available funds in accordance with Sections 5(b) hereof, provided, however, that if any Warrant Holder designates any day on or prior to the proposed sale date as a Call Date and Optional Exchange Date pursuant to Section 7, the portion of Underlying Securities related to such Optional Exchange shall not be sold but shall be distributed to the Warrant Holder pursuant to Section 7 and the Warrant Agent Agreement.

     (b) Notwithstanding Section 3.12 of the Standard Terms, upon the occurrence of an SEC Reporting Failure, the Depositor shall instruct the Trustee within a reasonable time to (i) notify the Warrant Agent that the Underlying Securities are proposed to be sold and that any Call Warrants and related Optional Exchange rights must be exercised no later than the date specified in the notice (which shall be not less than ten Business Days after the date of such notice) and (ii) to the extent that the Warrant Holders fail to exercise their Call Warrants and related Optional Exchange rights on or prior to such date and the Certificateholders fail to elect pursuant to
Section 6(d) to receive their pro rata portion of the Underlying Securities, to sell the Underlying Securities and distribute the proceeds of such sale to the Certificateholders in accordance with Section 5(c).

     (c) If the Trustee receives non-cash property in respect of the Underlying Securities as a result of a payment default on the Underlying Securities (including from the sale thereof), the Trustee will promptly give notice to the Depository, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid and to the Warrant Agent. Such notice shall state that the Trustee shall and the Trustee shall, not later than 30 days after the receipt of such property, allocate and distribute such property to the Holders of Certificates then outstanding and unpaid (after deducting the costs incurred in connection therewith) their pro rata portion of such property. Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of such property to Certificateholders, based on the market value of such property as of the date of distribution to Certificateholders, will be deemed to reduce the Certificate Principal Balance on a dollar-for-dollar basis.

     (d) Within five Business Days (or such longer period as shall be acceptable to the Trustee) of receipt of notice of a Trust Termination Event occurring in connection with a redemption, prepayment or liquidation in whole or in part of the Underlying Securities, each Certificateholder may direct the Trustee to distribute all or a portion of such Certificateholder's pro rata share of the Underlying Securities to it, in lieu of any proceeds received upon liquidation of the Underlying Securities. The respective pro rata shares of the Certificateholders in the Underlying Securities shall be determined by allocating the portion of the principal amount remaining after reimbursement of the Trustee for any Extraordinary Trust Expenses approved by 100% of the Certificateholders and based on the then unpaid Certificate Principal Balances of their Certificates. Any proceeds from the liquidation of Underlying Securities will be distributed in the manner described under Section 5(b) and
Section 5(c), as applicable.

     Section 7. Optional Call; Optional Exchange.

     (a) On (A) any Distribution Date, (B) any date on which the Underlying Securities Issuer consummates a tender offer for some or all of the Underlying Securities or (C) any date on which the Underlying Securities are to be redeemed by the Underlying Securities Issuer, any holder of Certificates and the related Call Warrants, if Call Warrants related to such Certificates are outstanding, may exchange such Certificates and, if applicable, Call Warrants, for a distribution of Underlying Securities representing the same percentage of the Underlying Securities as such Certificates represent of all outstanding Certificates. On any Call Date, any Warrant Holder may exchange Called Certificates for a distribution of Underlying Securities representing the same percentage of Underlying Securities as such Called Certificates represent of all outstanding Certificates; provided that any such exchange shall either (x) result from an exercise of all Call Warrants owned by such Warrant Holder or
(y) occur on a Call Date on which such Warrant Holder, alone or together with one or more other Warrant Holders, shall exchange Called Certificates relating to Underlying Securities having an aggregate principal amount equal to or in excess of the product of (i) 0.1 and (ii) the aggregate principal amount of the Underlying Securities deposited into the Trust on the Closing Date.

     (b) The following conditions shall apply to any Optional Exchange.

          (i) A notice specifying the number of Certificates being surrendered and the Optional Exchange Date shall be delivered to the Trustee no less than 5 days (or such shorter period acceptable to the Trustee) but not more than 30 days before the Optional Exchange Date; provided that for an Optional Exchange to occur on a Call Date, unless otherwise specified therein, the Call Notice shall be deemed to be the notice required hereunder.

          (ii) Certificates and, if applicable, the Call Warrants, shall be surrendered to the Trustee no later than 10:00 a.m. (New York City time) on the Optional Exchange Date; provided that for an Optional Exchange to occur on a Call Date, payment of the Call Price to the Warrant Agent pursuant to Section 1.1(a)(iii) of the Warrant Agent Agreement shall satisfy the requirement to surrender Certificates.

          (iii) The Trustee shall have received an opinion of counsel stating that the Optional Exchange would not cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

          (iv) If the Certificateholder is the Depositor or any Affiliate of the Depositor, (1) the Trustee shall have received a certification from the Certificateholder that any Certificates being surrendered have been held for at least six months, and (2) the Certificates being surrendered may represent no more than 5% (or 25% in the case of Certificates acquired by the Underwriters but never distributed to investors) of the then outstanding Certificates.

          (v) The Trustee shall not be obligated to determine whether an Optional Exchange complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

          (vi) The provisions of Section 4.07 of the Standard Terms shall not apply to an Optional Exchange pursuant to this Section 7(b). This Section 7(b) shall not provide any Person with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities; provided that satisfaction of the conditions set forth in this Section 7(b) shall entitle the Certificateholder or Warrant Holder, as applicable, to a distribution thereof.

          (vii) The aggregate principal balance of Certificates exchanged in connection with any Optional Exchange pursuant to this Section shall be in an amount that will entitle the Certificateholders thereof to Underlying Securities in an even multiple of the minimum denomination of such Underlying Securities.

          (viii) In the event a Termination Payment shall be payable by the Trust to the Swap Counterparty in connection with a termination of the Swap Agreement, in whole or in part, as a result of such Optional Exchange, the Person consummating the Optional Exchange must remit an amount equal to such Termination Payment, to the Trustee for payment to the Swap Counterparty. If any Termination Payment shall be payable by the Swap Counterparty, the Trustee will remit such payment to the Person consummating the Optional Exchange.

          (ix) In the event such Optional Exchange shall occur prior to the Distribution Date in March 2004, the Certificateholders shall have paid to the Trustee, for distribution to the Depositor, on the Optional Exchange Date an amount equal to the sum obtained by multiplying the amount of accrued interest on the Underlying Securities from September 1, 2003 through, but excluding, the Closing Date by a fraction, the numerator of which shall be the number of Certificates being exchanged on such Optional Exchange Date and the denominator of which shall be the total number of Certificates.

     (c) Concurrently with the execution of this Series Supplement, the Trustee, on behalf of the Trust, shall execute the Warrant Agent Agreement and the Call Warrants, dated as of the date hereof and substantially in the form of Exhibit B hereto, initially evidencing all of the Call

Warrants. The Trustee shall perform the Trust's obligations under the Warrant Agent Agreement and the Call Warrants in accordance with their respective terms.

     (d) Call Warrants may be exercised by the Warrant Holder in whole or in part on any Call Date. In addition to the conditions set forth in Section 1.1 of the Warrant Agent Agreement, the following conditions shall apply to any Optional Call.

          (i) [Reserved.]

          (ii) The Warrant Holder shall have provided a certificate of solvency to the Trustee.

          (iii) Upon receipt of a Call Notice, the Trustee shall provide a conditional call notice to the Depository not less than 3 Business Days prior to the Call Date.

          (iv) Delivery of a Call Notice does not give rise to an obligation on the part of the Warrant Holder to pay the Call Price. If, by 10:00 a.m. (New York City time) on the Call Date, the Warrant Holder has not paid the Call Price, except in connection with a Call Notice relating to a tender offer for or redemption of the Underlying Securities, then the Call Notice shall automatically expire and none of the Warrant Holder, the Warrant Agent or the Trustee shall have any obligation with respect to the Call Notice. The expiration of a Call Notice shall in no way affect the Warrant Holder's right to deliver a Call Notice at a later date. The Call Price for a call in connection with a tender offer or redemption shall be deducted from the proceeds of a tender offer or redemption by the Trust pursuant to Section 7(g)(iii) or Section 7(h)(iii), as applicable.

          (v) Subject to receipt of the Call Price, the Trustee shall pay the applicable portion of the Call Price to the Certificateholders on the Call Date. The Call Price for the Certificates in respect of partial calls shall be allocated pro rata to the Certificateholders.

          (vi) The Trustee shall not consent to any amendment or modification of this Agreement (including the Standard Terms) which would adversely affect the Warrant Holders (including, without limitation, any alteration of the timing or amount of any payment of the Call Price or any other provision of this Agreement in a manner adverse to the Warrant Holders) without the prior written consent of 100% of the Warrant Holders. For purposes of this clause, no amendment, modification or supplement required to provide for any purchase by the Trustee of additional Underlying Securities and authentication and delivery by the Trustee of additional Certificates and Call Warrants pursuant to Section 3(d) shall be deemed to adversely affect the Warrant Holders.

          (vii) The Trustee shall not be obligated to determine whether an Optional Call complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

     (e) This Section 7 shall not provide the Warrant Holder with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities; provided that satisfaction of the conditions set forth in Section 7(b) shall entitle the Certificateholders or the Warrant Holders, as applicable, to a distribution of the Underlying Securities.

     (f) The rights of the Certificateholders under the Trust Agreement and the Certificates are limited by the terms, provisions and conditions of the Trust Agreement, the Warrant Agent Agreement and the Call Warrants with respect to the exercise of the Call Warrants by the Warrant Holder. The Certificateholders, by their acceptance of Certificates, covenant and agree to tender any and all Called Certificates to the Trustee upon the Warrant Holder's exercise of Call Warrants and payment of the Call Price for such Certificates in accordance with the provisions hereof and of the Warrant Agent Agreement.

     (g) (i) If the Trustee receives notice of a tender offer for some or all of the Underlying Securities, the Trustee shall within one Business Day notify the Warrant Agent and forward to the Warrant Agent copies of all materials received by the Trustee in connection therewith. If the Trustee receives a Call Notice from any Warrant Holder no later than five Business Days prior to the expiration of the tender offer acceptance period that such Warrant Holder desires to exercise all or a portion of its Call Warrants in connection with the consummation of any such tender offer, then the Trustee shall tender, in compliance with the tender offer requirements, an amount of Underlying Securities equal to the amount of Underlying Securities that would be distributable to the Warrant Holder with respect to an Optional Exchange of the Called Certificates called by such Warrant Holder; provided that any Optional Call or Optional Exchange undertaken in connection with any such tender offer shall be subject to the provisions of Section 7 hereof.

          (ii) The Call Date and Optional Exchange Date for any exercise of Call Warrants in connection with a tender offer shall be deemed to be the Business Day on which such Underlying Securities are accepted for payment and paid for.

          (iii) The Call Price shall be deducted from the tender offer proceeds and paid to Certificateholders in accordance with Section 7(d)(v), and the excess of the tender offer proceeds over the Call Price shall be paid to the exercising Warrant Holders pro rata in respect to their proportionate exercises of Call Warrants or, if the Call Price exceeds the tender offer proceeds, the amount of such excess shall be paid by the exercising Warrant Holders pro rata in respect to their proportionate exercises of Call Warrants.

          (iv) If fewer than all tendered Underlying Securities are accepted for payment and paid for, (A) the amount of Call Warrants exercised shall be reduced to an amount that corresponds to a number of Certificates that could be exchanged in an Optional Exchange for the Underlying Securities accepted for payment and paid for (without regard to any restrictions on the amount to be exchanged, so long as such restrictions would have been satisfied had all tendered Underlying Securities been accepted for payment and paid for); (B) each Warrant Holder's exercise shall be reduced by its share (proportionate to the amount specified in its exercise notice) of the amount of Underlying Securities not accepted for payment and paid for; (C) the Call Price shall be determined after giving effect to the reduction specified in clause (B); (D) the Call Warrants that relate to the reduction specified in clause (B) shall remain outstanding; and (E) the excess of the tender offer proceeds over the Call Price shall be allocated in proportion to the amount of Call Warrants deemed exercised as set forth in clause (A) above or, if the Call Price exceeds the tender offer proceeds the amount of such excess shall be paid by the exercising Warrant Holders pro rata in respect to their proportionate exercises of Call Warrants.

          (v) If the tender offer is terminated by the Underlying Securities Issuer without consummation thereof or if all tenders by the Trust of Underlying Securities are otherwise rejected, then (1) the Call Notices will be of no further force and effect, and (2) any Call Warrants relating to such Call Notices will not be exercised and will remain outstanding.

     (h) (i) If the Trustee receives notice of a redemption by the Underlying Securities Issuer for some or all of the Underlying Securities, the Trustee shall, within three Business Days, notify the Warrant Agent and forward to the Warrant Agent copies of all materials received by the Trustee in connection therewith. Any Warrant Holder that desires to call Underlying Securities in connection with a redemption by the Underlying Securities Issuer shall send a Call Notice to the Trustee no later than seven Business Days prior to the date such Underlying Securities are to be redeemed.

          (ii) The Call Date and Optional Exchange Date for any exercise of Call Warrants in connection with a redemption by the Underlying Securities Issuer shall be deemed to be the Business Day on which such Underlying Securities are redeemed by the Underlying Securities Issuer.

          (iii) The Call Price shall be deducted from the redemption proceeds and paid to Certificateholders in accordance with Section 7(d)(v), and the excess of the redemption proceeds over the Call Price shall be paid to the exercising Warrant Holders pro rata in respect to their proportionate exercises of Call Warrants.

          (iv) If fewer than all Underlying Securities are redeemed by the Underlying Securities Issuer and the amount of Call Warrants exercised corresponds to a number of Certificates that could be exchanged in an Optional Exchange for a principal amount of Underlying Securities that exceeds the principal amount of Underlying Securities actually redeemed, then, unless otherwise directed by any exercising Warrant Holder, (A) the amount of Call Warrants exercised shall be reduced to an amount that corresponds to a number of Certificates that could be exchanged in an Optional Exchange for the principal amount of Underlying Securities redeemed by the Underlying Securities Issuer (without regard to any restrictions on the amount to be exchanged); (B) each Warrant Holder's exercise shall be reduced by its share (proportionate to the amount specified in its exercise notice) of the amount of such excess; (C) the Call Price shall be determined after giving effect to the reduction specified in clause (B); (D) the Call Warrants that relate to the reduction specified in clause (B) shall remain outstanding; and (E) the excess of the redemption proceeds over the Call Price shall be allocated in proportion to the amount of Call Warrants deemed exercised as set forth in clause (A) above.

          (v) If the Underlying Securities are not redeemed by the Underlying Securities Issuer for any reason, then (1) the Call Notices will be of no further force and effect, and (2) any Call Warrants relating to such Call Notices will not be exercised and will remain outstanding.

     Section 8. Trustee's Fees.

     (a) As compensation for its services hereunder, the Trustee shall be entitled to the Trustee Fee and any amounts payable under clauses 5(a)(iii) above. The Trustee Fee shall be paid by the Depositor and not from Trust Property. The Trustee shall bear all Ordinary Expenses. Failure by the Depositor to pay such amount shall not entitle the Trustee to any payment or reimbursement from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under the Trust Agreement.

     (b) Extraordinary Trust Expenses shall not be paid out of the Trust Property unless all the holders of the Certificates then outstanding have directed the Trustee to incur such Extraordinary Trust Expenses. The Trustee may incur other Extraordinary Trust Expenses if any lesser percentage of the Certificateholders requesting such action pursuant hereto reimburse the Trustee for the cost thereof from their own funds in advance. If Extraordinary Trust Expenses are not approved unanimously as set forth in the first sentence of this Section 8(b), such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee.

     Section 9. Swap Payments. For so long as the Swap Agreement shall not have been terminated, the Trust shall pay to the Swap Counterparty, (i) all interest payments paid to the Trust in respect of the Underlying Securities on the date such amounts are received by the Trust, excluding any amount of interest that accrued with respect to the Underlying Securities from the Underlying Securities Payment Date next preceding the Closing Date to, but excluding, the Closing Date and (ii) upon the occurrence of an Optional Exchange for the Underlying Securities, an amount equal to any Early Termination Payment owed by it to the Swap Counterparty under the Swap Agreement, provided, however, that such amount will be an obligation of the Warrant Holder seeking to effectuate the Optional Exchange.

     Section 10. Notices of Swap Agreement Termination Events and Underlying Securities Events of Default.

     As promptly as practicable after, and in any event within 30 days after, the occurrence of any Swap Agreement Termination Event or Underlying Securities Event of Default actually known to the Trustee, the Trustee shall give notice of such Swap Agreement Termination Event or Underlying Securities Event of Default to the Depository, or, if any Certificates are not then held by DTC or any other depository, directly to the registered holders of such Certificates, and to the Warrant Agent.

     Section 11. Miscellaneous.

     (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3 Certificates.

     (b) The provisions of Section 4.07, Optional Exchange, of the Standard Terms shall not apply to the Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3 Certificates.

     (c) The Trustee shall simultaneously forward reports to Certificateholders and to the Swap Counterparty pursuant to Section 4.03 of the Standard Terms and to the New York Stock Exchange.

     (d) Except as expressly provided herein, the Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities.

     (e) The provisions of Section 3.07(d) of the Standard Terms shall not apply to the Corporate-Backed Trust Certificates, DaimlerChrysler
Debenture-Backed Series 2004-3 Certificates.

     (f) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Losses (as defined in the Standard Terms).

     (g) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates and the Call Warrants, and other than those required or authorized by the Trust Agreement or the Swap Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates and the Call Warrants or otherwise incur, assume or guarantee any indebtedness for money borrowed. Notwithstanding Section 3.05 of the Standard Terms, funds on deposit in the Certificate Account shall not be invested.

     (h) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by the holders of Certificates representing the Required Percentage-Removal. Section 2.01(f) of the Standard Terms shall be superseded by this provision.

     (i) In the event that the Internal Revenue Service challenges the characterization of the Trust as a grantor trust, the Trustee shall then file such forms as the Depositor may specify to establish the Trust's election pursuant to Section 761 of the Code to exclude the Trust from the application of Subchapter K of the Code and is hereby empowered to execute such forms on behalf of the Certificateholders.

     (j) Notwithstanding anything in the Standard Terms to the contrary, the Trustee, upon written direction by the Depositor, will execute the Certificates.

     (k) The Trustee shall appoint a firm of independent certified public accountants to review each of the distribution reports prepared by the Trustee pursuant to Section 4.03 of the Standard Terms and to verify (x) that such reports and the calculations made therein were made accurately and in accordance with the terms of the Trust Agreement and (y) that the Depositor and the Trustee have each fulfilled their obligations under this Trust Agreement. The Trustee shall instruct the accountants (i) to promptly report to the Trustee any errors in such distribution reports discovered in verifying such calculations and (ii) to render to the Trustee an annual examination report, prepared in compliance with established or stated criteria as set forth in the professional standards of the American Institute of Certified Public Accountants, within 45 days (or such longer period as may be acceptable to the Trustee) following the end of each calendar year that specifies the calculations made in reviewing the distribution reports prepared by the Trustee for the previous calendar year and such accountants' associated findings.

     (l) In relation to Section 7.01(f) of the Standard Terms, any periodic reports filed by the Trustee pursuant to the Exchange Act in accordance with the customary practices of the Depositor, need not contain any independent reports.

     (m) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee will have no recourse to the Underlying Securities.

     (n) A Plan fiduciary, whether or not a Certificateholder at such time, may request in writing that the Trustee provide such Plan fiduciary with such information as shall be necessary for it to determine whether any of the Call Warrant holders is (i) a "party in interest" (within the meaning of ERISA, Section 3(14)); or (ii) a "disqualified person" within the meaning of Internal Revenue Code ("Code") Section 4975(e)(2) with respect to any employee benefit plan or Plan identified to the Trustee by such Plan fiduciary at the time such request is made in order for the Plan fiduciary to determine whether an investment in the Certificates by such Plan is or would be permissible under ERISA or the Code. Any such written request of a Plan fiduciary shall be accompanied by a certification of the Plan fiduciary, opinion of counsel experienced in such issues, and such other documentation as the Trustee may require, in order to establish that such disclosure is necessary for the Plan fiduciary to determine compliance with ERISA and the Code, as well as a confidentiality agreement, whereby the Plan fiduciary agrees not to disclose the identity of any Call Warrant holders except to any legal or other experts as necessary to make such determination. The holder of a Call Warrant shall upon reasonable request of the Trustee, in order for the Trustee to satisfy its obligations to a Plan fiduciary, provide the Trustee with any one or more of the following, in the sole discretion of the Call Warrant holder: (i) a certificate that each of the Call Warrant holders is not (x) a "party in interest" (within the meaning of ERISA, Section 3(14)) with respect to any "employee benefit plan" as defined in ERISA, Section 3(3); or (y) a "disqualified person" within the meaning of Internal Revenue Code Section 4975(e)(2) with respect to a "Plan" as defined in Code Section 4975(e)(1) except in each case with respect to plans sponsored by the Call Warrant holder or its affiliates which cover employees of the Call Warrant holder and/or such affiliates; (ii) a certificate that each of the Call Warrant holders is not such a "party in interest" or "disqualified person" with respect to any employee benefit plan or Plan identified to the Trustee by such Plan fiduciary at the time such request is made; or (iii) a written consent to the limited disclosure of the respective Call Warrant holder's identity to a specific Plan fiduciary solely for purposes of allowing the Trustee to satisfy its obligations to a Plan fiduciary.

     (o) The Trust will not merge or consolidate with any other entity without confirmation from each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating on the Certificates.

     (p) All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

         If to the Depositor, to:

              Lehman ABS Corporation
              745 Seventh Avenue
              New York, New York  10019
              Attention:  Structured Credit Trading
              Telephone:  (212) 526-6575
              Facsimile:  (201) 508-4621

         If to the Trustee or the Warrant Agent, to:

              U.S. Bank Trust National Association
              100 Wall Street
              New York, New York 10005
              Attention:  Corporate Trust
              Telephone:  (646) 835-2500
              Facsimile:  (212) 809-5459

         If to the Rating Agencies, to:

              Moody's Investors Service, Inc.
              99 Church Street
              New York, New York  10007
              Attention:  CBO/CLO Monitoring Department
              Telephone:  (212) 553-1494
              Facsimile:  (212) 553-0355
     and to:

              Standard & Poor's Ratings Services
              55 Water Street
              New York, New York  10041
              Attention:  Structured Finance Surveillance Group
              Telephone:  (212) 438-2482
              Facsimile:  (212) 438-2664

         If to the New York Stock Exchange, to:

              New York Stock Exchange, Inc.
              20 Broad Street
              New York, New York  10005
              Attention:  Susan G. Waiter, Managing Director, Investment
                            Banking Services/Structured Products
              Telephone:  (212) 656-2818
              Facsimile:  (212) 656-5780

         If to the Swap Counterparty, to:

              Lehman Brothers Special Financing Inc.
              c/o Lehman Brothers Inc.
              745 Seventh Avenue, 28th Floor
              New York, New York  10019
              Attention:  Documentation Manager
              Telephone:  (212) 526-7187
              Facsimile:  (212) 526-7672

          Any notices given to the Depositor under this Agreement shall also be given to the Swap Counterparty and Warrant Holders.

     (q) Each of the representations, covenants and agreements made herein by each of the Depositor and the Trustee are for the benefit of the Certificateholders.

     (r) The provisions of Section 2.01(d)(iii) of the Standard Terms shall not apply to the Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3 Certificates and the following shall be deemed to be inserted in its place:

          "at the time of delivery of the Underlying Securities, the Depositor owns such Underlying Securities, has the right to transfer its interest in such Underlying Securities and such Underlying Securities are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest; and"

     (s) For purposes of making any determination under the Swap Agreement, in connection with the termination of the Swap Agreement, the Trustee hereby appoints the Depositor as the agent of the Trustee.

     Section 12. Governing Law. THIS SERIES SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

     Section 13. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

     Section 14. Termination of the Trust. The Trust shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to the Certificateholders following a Swap Agreement Termination Event; (ii) the exercise of all outstanding Call Warrants by the Warrant Holders; (iii) the Final Scheduled Distribution Date and (iv) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Section 15. Sale of Underlying Securities. In the event of a sale of the Underlying Securities pursuant to Section 6 hereof, the Marketing Agent shall sell the Underlying Securities in accordance with the Sale Procedures. In the event of an Optional Exchange, the Trustee shall only deliver the Underlying Securities to the purchaser of such Underlying Securities or sell the Underlying Securities pursuant to this Section 15, as the case may be, against payment in same day funds deposited into the Certificate Account.

     Section 16. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained therein, the Trustee shall not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of the Certificates without the consent of the holders of 100% of such Certificates; provided, however, that no such amendment or modification will be permitted which would cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. The Trustee shall not enter into any amendment or modification of the Trust Agreement that would affect the method, amount or timing of payments due to the Swap Counterparty or the consent rights of the Swap Counterparty hereunder without the prior written consent of the Swap Counterparty. Unless otherwise agreed, the Trustee shall provide five Business Days written notice to each Rating Agency and the Swap Counterparty before entering into any amendment or modification of the Trust Agreement pursuant to this Section 16.

     Section 17. Voting of Underlying Securities, Modification of Underlying Securities Indenture, Modification of Swap Agreement.

     (a) The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to the Swap Counterparty and each Certificateholder of record as of such date. Notwithstanding anything in the Trust Agreement to the contrary, until a Swap Agreement Termination Event has occurred, the Swap Counterparty shall have all rights to vote on any matters with respect to the Underlying Securities. During the continuance of a Swap Agreement Termination Event, the Certificateholders shall have all rights to vote on any matters with respect to the Underlying Securities, and in such event: (i) the Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation; (ii) the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding Certificate Principal Balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required. However, notwithstanding anything in the Trust Agreement to the contrary (including this Section 17), the Trustee shall at no time vote on or consent to any matter (A) unless such vote or consent would not (based on an opinion of counsel) cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation under the Code, (B) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event which with the passage of time would become an event of default under the Underlying Securities and with (prior to a Swap Agreement Termination Event) the consent of the Swap Counterparty or (during the continuance of a Swap Agreement Termination Event) the unanimous consent of holders of all outstanding Certificates and 100% of the Warrant Holders, or (C) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities Indenture and only with the consent of (prior to a Swap Agreement Termination Event) the Swap Counterparty or (during the continuance of a Swap Agreement Termination Event) Certificateholders representing 100% of the Certificates and 100% of the Warrant Holders. The Trustee shall have no liability for any failure to act resulting from late return of, or failure to return, directions requested by the Trustee from the Certificateholders or the Swap Counterparty.

     (b) In the event that an offer is made by the Underlying Securities Issuer or any other Person to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Swap Counterparty and the Certificateholders of such offer promptly. The Trustee must reject any such offer unless, prior to the occurrence of a Swap Agreement Termination Event, the Trustee is directed by the Swap Counterparty to accept such offer and the Trustee has received the tax opinion described above. During the continuance of a Swap Agreement Termination Event, the Trustee must reject any such offer unless a default on the Underlying Securities shall have occurred, and the Trustee is directed by affirmative vote of the holders of 100% of the Certificates to accept such offer and the Trustee has received the tax opinion described above. If pursuant to the preceding two sentences, the Trustee accepts any such offer the Trustee shall promptly notify the Rating Agencies.

     (c) If an event of default under the Underlying Securities Indenture occurs and is continuing, and if directed by the Swap Counterparty, or, during the continuance of a Swap Agreement Termination Event, a majority of the outstanding Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

     (d) Until a Responsible Officer of the Trustee has actual knowledge of the occurrence of an event that would constitute a Swap Agreement Termination Event, the Trustee shall be entitled to assume (and shall be fully protected, indemnified and held harmless in doing so, in accordance with Section 7.12 of the Standard Terms) that no Swap Agreement Termination Event has occurred and may accordingly seek instructions under this Section 17 exclusively from the Swap Counterparty.

     (e) The Trustee shall not consent to any amendment to the Swap Agreement unless (i) it shall have received the prior consent to such amendment of Certificateholders representing 66 2/3% of the aggregate Voting Rights and 100% of the Warrant Holders and (ii) each Rating Agency shall have confirmed in writing that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided, however, the Trustee may consent to any amendment to the Swap Agreement without the consent of the certificateholders and Warrant Holders to cure any ambiguity in, or to correct or supplement any provision of the Swap Agreement which may be inconsistent with any other provision thereof, or to otherwise cure any defect therein, provided that any such amendment does not materially adversely affect the interest of the certificateholders or the Warrant Holders and that each Rating Agency shall have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided further, however, that notwithstanding anything to the contrary, the Trustee shall not consent to any amendment to the Swap Agreement that alters the timing or amount of any payment on the Swap Agreement unless
(i) it shall have received the prior consent to such amendment of certificateholders representing 100% of the aggregate Voting Rights and 100% of the Warrant Holders and (ii) each Rating Agency been given prior written notice of any such amendment (and no rating confirmation shall be required).

     Section 18. Additional Depositor Representation. It is the express intent of the parties hereto that the conveyance of the Underlying Securities by the Depositor to the Trustee be, and be construed as, a sale of the Underlying Securities by the Depositor and not a pledge of any Underlying Securities by the Depositor to secure a debt or other obligation of the Depositor. In the event that, notwithstanding the aforementioned intent of the parties, any Underlying Securities are held to be property of the Depositor, then, it is the express intent of the parties that such conveyance be deemed a pledge of such Underlying Securities and all proceeds thereof by the Depositor to the Trustee to secure a debt or other obligation of the Depositor, pursuant to
Section 10.07 of the Standard Terms. In connection with any such grant of a security interest in the Underlying Securities and all proceeds thereof (including any such grant in connection with any sale of additional Underlying Securities pursuant to Section 3(d)), the Depositor hereby represents and warrants to Trustee as follows:

     (i) In the event the Underlying Securities are held to be property of the Depositor, then the Trust Agreement creates a valid and continuing security interest (as defined in the UCC) in the Underlying Securities in favor of the Securities Intermediary which security interest is prior to all other liens, and is enforceable as such as against creditors of, and purchasers from, the Depositor.

     (ii) The Underlying Securities have been credited to a trust account (the "Securities Account") established in the name of the Trustee in accordance with Section 2.01 of the Standard Terms. U.S. Bank Trust National Association, as securities intermediary (the "Securities Intermediary") has established the Securities Account and has agreed to treat the Underlying Securities as "financial assets" within the meaning of the UCC.

     (iii) Immediately prior to the transfer of the Underlying Securities to the Trust, the Depositor owned and had good and marketable title to the Underlying Securities free and clear of any lien, claim or encumbrance of any Person.

     (iv) The Depositor has received all consents and approvals required by the terms of the Underlying Securities for the transfer to the Trustee all of the Depositor's interest and rights in the Underlying Securities as contemplated by the Trust Agreement.

     (v) The Depositor has taken all steps necessary to cause the Securities Intermediary to identify on its records that the Trustee is the Person owning the security entitlements credited to the Securities Account.

     (vi) Other than the security interest granted to the Trust pursuant to this Agreement, the Depositor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Underlying Securities (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released). The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of the Underlying Securities other than any financing statement relating to the security interest granted to the Trust hereunder. The Depositor is not aware of any judgment or tax lien filings against the Depositor.

     (vii) The Securities Account is not in the name of any Person other than the Trustee. The Depositor has not consented to the compliance by the Securities Intermediary, with entitlement orders of any Person other than the Trustee.

          IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                     LEHMAN ABS CORPORATION,
                                       as Depositor


                                     By: /s/ Paul Mitrokostas
                                        -------------------------------------
                                        Name:  Paul Mitrokostas
                                        Title: Senior Vice President


                                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       not in its individual capacity but
                                       solely as Trustee on behalf of the
                                       Corporate-Backed Trust Certificates,
                                       DaimlerChrysler Debenture-Backed
                                       Series 2004-3 Trust


                                     By: /s/ David J. Kolibachuk
                                        -------------------------------------
                                        Name:  David Kolibachuk
                                        Title: Vice President

                                                                    SCHEDULE I

        CORPORATE-BACKED TRUST CERTIFICATES, DAIMLERCHRYSLER DEBENTURE-
                             BACKED SERIES 2004-3

                        UNDERLYING SECURITIES SCHEDULE

Underlying Securities:                  7.45 Debentures Due 2027.

Issuer:                                 Chrysler Corporation, predecessor to
                                        Daimler Chrysler Corporation.

Underlying Securities Guarantor:        DaimlerChrysler AG.

CUSIP Number:                           171196AP3.

Principal Amount Deposited:             $25,000,000.

Original Issue Date:                    The Underlying Securities were issued
                                        on March 3, 1997.

Principal Amount of
Underlying Securities
Originally Issued:                      $600,000,000.

Maturity Date:                          March 1, 2027.

Interest Rate:                          7.45% per annum.

Interest Payment Dates:                 March 1st and September 1st.

                                   EXHIBIT A
                           FORM OF TRUST CERTIFICATE

                               TRUST CERTIFICATE
                               -----------------



NUMBER 1                                        1,000,000 $25 PAR CERTIFICATES
                                                         CUSIP NO. 21988K 33 9

                      SEE REVERSE FOR CERTAIN DEFINITIONS

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE REPRESENTS A PROPORTIONATE UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

          THE CERTIFICATEHOLDERS, BY THEIR ACCEPTANCE OF CERTIFICATES, COVENANT AND AGREE TO TENDER ANY AND ALL CALLED CERTIFICATES TO THE TRUSTEE UPON THE WARRANT HOLDER'S EXERCISE OF CALL WARRANTS AND PAYMENT OF THE CALL PRICE FOR SUCH CERTIFICATES IN ACCORDANCE WITH THE PROVISIONS HEREOF AND OF THE WARRANT AGENT AGREEMENT.

                            LEHMAN ABS CORPORATION

                        1,000,000 $25 PAR CERTIFICATES

        CORPORATE-BACKED TRUST CERTIFICATES, DAIMLERCHRYSLER DEBENTURE-
                             BACKED SERIES 2004-3

INTEREST RATE: 4.63% UNTIL THE DISTRIBUTION DATE IN MARCH 2004 AND THE TEN-YEAR USD-ISDA-SWAP RATE THEREAFTER

          evidencing a proportionate undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $25,000,000 aggregate principal amount of 7.45% Debentures due 2027, issued by Chrysler Corporation, predecessor to Daimler Chrysler Corporation (the "Underlying Securities Issuer") and all payments received thereon, deposited in trust by Lehman ABS Corporation (the "Depositor"), and certain rights of the Trust under the Swap Agreement (the "Trust Property").

          THIS CERTIFIES THAT CEDE & CO. is the registered owner of an aggregate of $25,000,000 principal amount nonassessable, fully-paid, proportionate undivided beneficial ownership interest in the Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3 Trust, formed by the Depositor.

          The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement in respect of the Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3, dated as of February 11, 2004 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of the duly authorized Certificates designated as the "Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement, (ii) all payments on or collections in respect of the Underlying Securities accrued on or after February 11, 2004, together with any and all income, proceeds and payments with respect thereto; provided, however, that any income from the investment of Trust funds in certain permitted investments ("Eligible Investments") does not constitute Trust Property and (iii) the rights of the Trust under the Swap Agreement (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement).

          Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's proportionate undivided beneficial ownership interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Securities is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day.

          Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

          Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


                                 CORPORATE-BACKED TRUST
                                 CERTIFICATES, DAIMLERCHRYSLER
                                 DEBENTURE-BACKED SERIES 2004-3


                                 By: U.S. BANK TRUST NATIONAL
                                 ASSOCIATION
                                 not in its individual capacity but solely as
                                 Trustee,


                                 By:
                                    -----------------------------------------
                                    Authorized Signatory


Dated:  February 11, 2004


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3, described in the Trust Agreement referred to herein.

U.S. BANK TRUST NATIONAL ASSOCIATION
not in its individual capacity but solely as Trustee,


By:
   ---------------------------------------
   Authorized Signatory

                           (REVERSE OF CERTIFICATE)

          The Certificates are limited in right of distribution to certain payments and collections respecting the Swap Agreement and the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Swap Counterparty and the Holders of the Certificates in the manner set forth in the Series Supplement and the Standard Terms. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not a notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          The Certificates are issuable in fully registered form only in denominations of $25.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, the City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is U.S. Bank Trust National Association.

          No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

          It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

          The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to the Certificateholders following a Swap Agreement Termination Event; (ii) the Final Scheduled Distribution Date and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

          An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975(e) of the Code, an entity whose underlying assets include plan assets by reason of any such plan's investment in the entity, including an individual retirement account or Keogh plan (any such, a "Plan") may purchase and hold Certificates if the Plan can represent and warrant that its purchase and holding of the Certificates would not be prohibited under ERISA or the Code.

                                  ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


(Please print or type name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ______________________ Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:


                                                                   *

                                                    Signature Guaranteed:

                                                                   *


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT B
                            WARRANT AGENT AGREEMENT

                      CORPORATE BACKED TRUST CERTIFICATES

             DAIMLERCHRYSLER DEBENTURE-BACKED SERIES 2004-3 TRUST

          WARRANT AGENT AGREEMENT, dated as of February 11, 2004 (the "Warrant Agent Agreement"), by and between LEHMAN ABS CORPORATION, as Depositor (the "Depositor"), U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee (the "Trustee") and U.S. BANK TRUST NATIONAL ASSOCIATION, as Warrant Agent (the "Warrant Agent").

                             W I T N E S S E T H:

          WHEREAS, the Depositor created Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3 Trust (the "Trust"), a trust created under the laws of the State of New York pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Agreement"), between Lehman ABS Corporation (the "Depositor") and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement 2004-3, dated as of February 11, 2004 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Depositor and the Trustee; and

          WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of trust certificates (the "Certificates") evidencing undivided interests in the Trust and call warrants with respect to the Certificates ("Call Warrants").

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor, the Warrant Agent and the Trustee that except as otherwise specified herein or as the context may otherwise require, capitalized terms used herein but not defined herein shall have the respective meanings set forth below in the Series Supplement, and as follows:

                                  ARTICLE I

                           EXERCISE OF CALL WARRANTS

     Section 1.1 Manner of Exercise. (a) Call Warrants may be exercised by any holder thereof (each, a "Warrant Holder") in whole or in part on any Call Date. The following conditions shall apply to any exercise of Call Warrants:

               (i) A notice (each, a "Call Notice") specifying the number of Call Warrants being exercised and the Call Date shall be delivered to the Warrant Agent and the Trustee at least 5 Business Days before such Call Date.

               (ii) The Warrant Holder shall surrender the Call Warrants to the Warrant Agent at its office specified in Section 7.3 hereof no later than 10:00 a.m. (New York City time) on such Call Date.

               (iii) Except as otherwise provided herein in connection with a Call Notice relating to a tender offer for or redemption of Underlying Securities, the Warrant Holder shall have made payment to the Warrant Agent, by wire transfer or other immediately available funds acceptable to the Warrant Agent, in the amount of the Call Price, no later than 10:00 a.m. (New York City time) on the Call Date.

               (iv) The Warrant Holder may not exercise the Call Warrants at any time when such Warrant Holder is insolvent, and such Warrant Holder shall be required to certify that it is solvent at the time of exercise, by completing the form of subscription ("Form of Subscription") attached to the Call Warrants and delivering such completed Form of Subscription to the Trustee on or prior to the Call Date and by delivering to the Trustee a form reasonably satisfactory to the Trustee of the solvency certificate required pursuant to Section 7(d)(ii) of the Series Supplement.

               (v) The Warrant Holder shall have satisfied any other conditions to the exercise of Call Warrants set forth in Section 7(d) of the Series Supplement.

          (b) Upon exercise of Call Warrants, any Warrant Holder other than the Depositor or any Affiliate of the Depositor shall be entitled to delivery by the Trustee of the Called Certificates. The "Called Certificates" shall be, Certificates having a Certificate Principal Balance equal to $25 per Call Warrant. Unless otherwise specified therein, each Call Notice shall be deemed to be notice of an Optional Exchange pursuant to Section 7(b) of the Series Supplement. Any Warrant Holder which is the Depositor or any Affiliate of the Depositor shall receive the proceeds of the sale of the Called Underlying Securities and shall not be entitled to receive the related Called Certificates or Called Underlying Securities. "Called Underlying Securities" are Underlying Securities which represent the same percentage of the Underlying Securities as the Called Certificates represent of the Certificates.

          (c) The Warrant Agent shall notify the Trustee immediately upon its receipt of a Call Notice and upon receipt of payment of the Call Price. The Warrant Agent shall transfer the amount of any paid Call Price to the Trustee in immediately available funds, for deposit in the Certificate Account and application pursuant to the Trust Agreement on the applicable Call Date (and, pending such transfer, shall hold such amount for the benefit of the Warrant Holder in a segregated trust account).

          (d) Delivery of a Call Notice does not give rise to an obligation on the part of the Warrant Holder to pay the Call Price. If, by 10:00 a.m. (New York City time) on the Call Date, the Warrant Holder has not paid the Call Price, except in connection with a Call Notice relating to a tender offer for or redemption of Underlying Securities, then the Call Notice shall automatically expire and none of the Warrant Holder, the Warrant

     Agent or the Trustee shall have any obligation with respect to the Call Notice. The expiration of a Call Notice shall in no way affect the Warrant Holder's right to deliver a Call Notice at a later date. The Call Price for a call in connection with a tender offer or redemption shall be deducted from the proceeds of a tender offer or a redemption by the Trust pursuant to Section 7(g)(iii) or Section 7(h)(iii), as applicable, of the Series Supplement.

     Section 1.2 Transfer of Certificates. As soon as practicable after each surrender of Call Warrants in whole or in part on the Call Date and upon satisfaction of all other requirements described in the Call Warrants and in
Section 1.1 hereof, the Warrant Agent shall instruct the Trustee as follows:

          (a) if Call Warrants are being exercised by any Warrant Holder other than the Depositor or any Affiliate of the Depositor, to cause the Called Certificates to reflect the Warrant Holder's beneficial ownership of such Certificates and if such Call Notice is also deemed to be a notice of Optional Exchange, to cause a distribution of Underlying Securities to the Warrant Holder in accordance with Section 7(a) of the Series Supplement, provided, however, that if such Call Notice and Optional Exchange is in connection with a tender offer or a redemption, the Warrant Agent shall instruct the Trustee to distribute to the exercising Warrant Holder the excess of the tender offer or redemption proceeds over the Call Price pursuant to Section 7(g)(iii) or Section 7(h)(iii), as applicable, of the Series Supplement, or

          (b) if the Call Warrants are being exercised by the Depositor or any Affiliate of the Depositor, to cause the Called Underlying Securities to be sold pursuant to Section 13 of the Series Supplement and to distribute the proceeds of such sale to the Warrant Holder.

     If such exercise is in part only, the Warrant Agent shall (i) in the case of a Global Call Warrant, cause the Registered Warrant Amount to be decreased to reflect the outstanding Call Warrants of the Warrant Holder and (ii) in the case of a Certificated Call Warrant, instruct the Trustee to authenticate new Call Warrants of like tenor, representing the outstanding Call Warrants of the Warrant Holder, and the Warrant Agent shall deliver such Call Warrants to the Warrant Holder.

          In each case, the Trustee shall act in accordance with such instructions.

     Section 1.3 Cancellation and Destruction of Call Warrants. All Call Warrants surrendered to the Warrant Agent for the purpose of exercise (in whole or in part) pursuant to Section 1.1 and actually exercised, or for the purpose of transfer or exchange pursuant to Article IV, shall be cancelled by the Warrant Agent, and no Call Warrant (other than that reflecting any such transfer or exchange) shall be issued in lieu thereof. The Warrant Agent shall destroy all cancelled Call Warrants.

     Section 1.4 No Rights as Holder of Certificates Conferred by Call Warrants. Prior to the exercise thereof, Call Warrants shall not entitle the Warrant Holder to any of the rights of a holder of the Certificates, including, without limitation, the right to receive the payment of any amount on or in respect of the Certificates or to enforce any of the covenants of the Trust Agreement.

     Section 1.5 Pro Rata Reduction of Call Warrants if Partial Redemption of Underlying Securities. If Underlying Securities are redeemed in part by the Underlying Securities Issuer and the Warrant Holders do not exercise their Call Warrants in connection with such partial redemption, the Warrant Amount or Registered Warrant Amount, as the case may be, held by each Warrant Holder shall be reduced proportionately so that the aggregate amount of Certificates callable by Call Warrants shall equal the amount of outstanding Certificates after giving effect to such partial redemption. The Warrant Agent shall make such adjustments to its records as shall be necessary to reflect such reductions and shall notify the Depository or each Warrant Holder, as the case may be, of such adjustments.

                                  ARTICLE II

                               THE CALL WARRANTS

     Section 2.1 The Call Warrants.

          (a) The Call Warrants shall initially be issued as one or more Global Call Warrants in definitive, fully registered form without coupons, and DTC shall be the Depository. Upon issuance, the Global Call Warrants shall initially be deposited with the Trustee in its capacity as custodian on behalf of DTC. Such Global Call Warrants shall initially be registered in the name of Cede & Co. or another nominee designated by DTC. Global Call Warrants shall clear and settle in book-entry only form through the facilities of the Depository. Unless and until it is exchanged in whole or in part for Certificated Call Warrants, a Global Call Warrant may not be transferred except as a whole by the Depository for such Global Call Warrant to a nominee of such Depository, or by a nominee of such Depository to such Depository or another nominee of such Depository, or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor. The Registered Warrant Amount of Call Warrants may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Global Call Warrant, as provided in this Section.

          (b) The Warrant Agent shall register the transfer or exchange of any Global Call Warrant without requiring any additional certification.

          (c) Interests of beneficial owners in a Global Call Warrant may be transferred in accordance with the rules and procedures of DTC and any other applicable Depositories. In connection with any exchange of beneficial ownership interests in a Global Call Warrant for Certificated Call Warrants pursuant to Section 2.3, the Warrant Agent shall reflect on its books and records the date of such exchange and a decrease in the Registered Warrant Amount of such Global Call Warrant in an amount equal to the Warrant Amount of the beneficial ownership interests in such Global Call Warrant being exchanged for Certificated Call Warrants.

     Section 2.2 Cancellation. All Call Warrants presented and surrendered for payment, transfer or exchange shall be delivered to the Warrant Agent and shall be promptly canceled by it. No Call Warrants shall be authenticated in lieu of or in exchange for any Call Warrants canceled as provided in this
Section 2.2.

     Section 2.3 Certificated Call Warrants. Any Global Call Warrant representing Call Warrants shall be exchangeable for Certificated Call Warrants only if (i) the Depository advises the Depositor in writing that it is no longer willing or able to properly discharge its responsibilities with respect to the Call Warrants and the Depositor is unable to locate a qualified successor within 60 calendar days or (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository. Any Global Call Warrant that is exchangeable pursuant to the preceding sentence will be exchangeable for Certificated Call Warrants of like tenor and Warrant Amount, as applicable, in any authorized denomination or denominations and registered in the names of such Person or Persons as the Depository shall direct. Upon such exchange, the Warrant Agent shall execute and authenticate such Certificated Call Warrants and register the same in the name of, and deliver the same to, such Person or Persons consistent with the provisions hereof.

                                 ARTICLE III

                           RESTRICTIONS ON TRANSFER

     Section 3.1 Restrictive Legends. Except as otherwise permitted by this
Article III, each Call Warrant (including each Call Warrant issued upon the transfer of any Call Warrant) shall be issued with a legend in substantially the following form:

   "THIS CALL WARRANT (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THE CALL WARRANT REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE CALL WARRANTS.

   EACH PURCHASER OF THIS CALL WARRANT IS HEREBY NOTIFIED THAT THE SELLER OF THIS CALL WARRANT MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
   SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER."

     Section 3.2 Notice of Proposed Transfer. Prior to any transfer of any Certificated Call Warrant or portion thereof, the Warrant Holder will give five (5) Business Days (or such lesser period acceptable to the Warrant Agent) prior written notice to the Warrant Agent of such Warrant Holder's intention to effect such transfer.

                                  ARTICLE IV

               REGISTRATION AND TRANSFER OF CALL WARRANTS, ETC.

     Section 4.1 Warrant Register; Ownership of Call Warrants. The Warrant Agent will keep a register in which the Warrant Agent will provide for the registration of Call Warrants and the registration of transfers of Call Warrants representing numbers of Call Warrants. Prior to due presentment of a Call Warrant for registration of transfer, the Depositor, the Trustee, the Warrant Agent and any agent of the Depositor, the Trustee or the Warrant Agent may treat the Person in whose name any Call Warrant is registered as the owner of such Call Warrant for any purposes whatsoever, and none of the Depositor, the Trustee, the Warrant Agent or any agent of the Depositor, the Trustee or the Warrant Agent shall be affected by notice to the contrary.

          None of the Depositor, the Trustee, the Warrant Agent or any agent of the Depositor, the Trustee or the Warrant Agent shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Call Warrant or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Notwithstanding the foregoing, with respect to any Global Call Warrant, nothing herein shall prevent the Depositor, the Trustee, the Warrant Agent or any agent of the Depositor, the Trustee or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by any Depository, as a Warrant Holder, with respect to such Global Call Warrant or impair, as between such Depository and owners of beneficial interests in such Global Call Warrant, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as Warrant Holder of such Global Call Warrant.

     Section 4.2 Transfer and Exchange of Call Warrants. (a) No Call Warrant or any beneficial interest therein may be offered, resold, assigned or otherwise transferred (including by pledge or hypothecation) unless such offer, resale, assignment or transfer is to a qualified institutional buyer (a "QIB"), as such term is defined in Rule 144A promulgated under the Securities Act ("Rule 144A"), in accordance with Rule 144A, and in accordance with any applicable securities laws of any state of the United States and other jurisdictions. Prior to any offer, resale, assignment or transfer of any Certificated Call Warrant, the prospective transferee and the prospective transferor shall be required to deliver to the Trustee an executed copy of an Investment Letter with respect to the Certificated Call Warrants to be transferred substantially in the form of Exhibit A hereto. In addition to the foregoing, each prospective transferee of any Certificated Call Warrants shall acknowledge, represent and agree (and each prospective transferee of any beneficial interest in a Global Call Warrant shall be deemed to acknowledge, represent and agree) as follows:

     (1) The transferee (x) is a QIB, (y) is aware that the sale to it is being made in reliance on Rule 144A and (z) is acquiring such Call Warrants for its own account or for the account of a QIB.

     (2) The transferee understands that the Call Warrants are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and that the Call Warrants have not been and will not be registered under the Securities Act.

     (3) The transferee agrees that (A) if in the future it decides to offer, resell, pledge or otherwise transfer the Call Warrants prior to the Resale Restriction Termination Date, such Call Warrants shall only be offered, resold, assigned or otherwise transferred to a QIB, in accordance with Rule 144A, and in accordance with any applicable securities laws of any state of the United States and other jurisdictions and (B) the transferee will, and each subsequent holder is required to, notify any subsequent purchaser of such Call Warrants from it of the resale restrictions referred to in clause
          (A) above.

          (b) Upon surrender of any Certificated Call Warrant for registration of transfer or for exchange to the Warrant Agent, the Warrant Agent shall (subject to compliance with Article III) promptly execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in exchange therefor, a new Certificated Call Warrant of like tenor and evidencing a like number of Call Warrants, in the name of such Warrant Holder or as such Warrant Holder (upon payment by such Warrant Holder of any applicable transfer taxes or government charges) may direct; provided that as a condition precedent for transferring the Call Warrants, the prospective transferee shall deliver to the Trustee and the Depositor an executed copy of the Investment Letter (set forth as Exhibit A hereto) if the same is required pursuant to the provisions of clause (a) above.

     Section 4.3 Replacement of Call Warrants. Upon receipt of evidence reasonably satisfactory to the Warrant Agent of the loss, theft, destruction or mutilation of any Call Warrant and, in the case of any such loss, theft or destruction of any Call Warrant, upon delivery of an indemnity bond in such reasonable amount as the Warrant Agent may determine, or, in the case of any such mutilation, upon the surrender of such Call Warrant for cancellation to the Warrant Agent, the Warrant Agent shall execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in lieu thereof, a new Call Warrant of like tenor bearing a number not contemporaneously outstanding.

     Section 4.4 Execution and Delivery of Call Warrants by Trustee. The Trustee, on behalf of the Trust, hereby agrees (subject to compliance with Article III) to execute and deliver such new Call Warrants issued in accordance with Section 1.2 or this Article IV as the Warrant Agent shall request in accordance herewith.

     Section 4.5 Additional Call Warrants. The Trustee shall execute and deliver, in a manner consistent with Article II hereof, additional Call Warrants on behalf of the Trust with respect to any additional Certificates issued by the Trust following the sale of additional Underlying Securities to the Trust, in accordance with the provisions of Section 3(d) of the Series Supplement.

                                  ARTICLE V

                                  DEFINITIONS

          As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          "Business Day": As defined in the Trust Agreement.

          "Call Date": Any Business Day that any holder of Call Warrants designates as a Call Date occurring (i) on or after February 11, 2009, (ii) after the Underlying Securities Issuer announces that it will redeem, prepay or otherwise make an unscheduled payment on the Underlying Securities, (iii) upon the occurrence of a Swap Agreement Termination Event, (iv) on or after the date the Trustee notifies the Certificateholders of any proposed sale of the Underlying Securities following the occurrence of an Underlying Securities Payment Default, an Underlying Securities Bankruptcy Default or an SEC Reporting Failure or (v) on any date on which the Underlying Securities Issuer or an affiliate thereof consummates a tender offer for some or all of the Underlying Securities.

          "Call Notice": As defined in Section 1.1(a)(i) hereof.

          "Call Price": For each related Call Date, 100% of the outstanding Certificate Principal Balance of the Certificates being purchased pursuant to the exercise of the Call Warrants, plus any accrued and unpaid interest on such amount to, but excluding, the Call Date.

          "Call Warrant": As defined in the recitals.

          "Called Certificates": As defined in Section 1.1(b) hereof.

          "Called Underlying Securities": As defined in Section 1.1(b) hereof.

          "Certificated Call Warrant": Any Call Warrant in definitive, physical form registered in the name of a Person other than the Depository or its nominee.

          "Closing Date": February 11, 2004.

          "Depositor": As defined in the recitals.

          "Depositor Order": As defined in the Trust Agreement.

          "Depository": DTC initially, or such other depository appointed by the Depositor.

          "DTC": The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York, and any of its successors or assigns.

          "Global Call Warrant": A registered Call Warrant in the name of the Depository or its nominee.

          "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "QIB": As defined in Section 4.2 hereof.

          "Rating Agencies": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service and any of their respective successors.

          "Registered Warrant Amount": The Warrant Amount represented by the Global Call Warrants.

          "Responsible Officer": As defined in the Trust Agreement.

          "Rule 144A": As defined in Section 4.2.

          "Securities Act": The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Trust": As defined in the recitals.

          "Trust Agreement": As defined in the recitals.

          "Trustee": As defined in the recitals, or any successor thereto under the Trust Agreement.

          "Underlying Securities Bankruptcy Default": The occurrence of an Underlying Securities Event of Default relating to a bankruptcy, insolvency or reorganization of the Underlying Securities Issuer.

          "Underlying Securities Payment Default": The occurrence of an Underlying Securities Event of Default relating to the payment of interest on the Underlying Securities or the payment of principal of or premium, if any, on the Underlying Securities when due.

          "Warrant Agent": As defined in the recitals, or any successor thereto under this Warrant Agent Agreement.

          "Warrant Agent Agreement": As defined in the recitals.

          "Warrant Amount": With respect to any Warrant Holder, the number of Call Warrants relating to Certificates, held by such Warrant Holder.

          "Warrant Holder": As defined in Section 1.1(a) hereof.

                                  ARTICLE VI

                                 WARRANT AGENT

     Section 6.1 Limitation on Liability. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of the Call Warrants in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper Person or Persons.

     Section 6.2 Duties of Warrant Agent. The Warrant Agent undertakes only the specific duties and obligations imposed hereunder upon the following terms and conditions, by all of which the Depositor, the Trust, the Trustee and each Warrant Holder shall be bound:

          (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Depositor), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

          (b) Whenever in the performance of its duties hereunder, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Depositor or the Trustee prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a Depositor Order or a certificate signed by a Responsible Officer of the Trustee and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it hereunder in reliance upon such certificate.

          (c) The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith.

          (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained herein or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Trust and the Depositor only.

          (e) The Warrant Agent shall not have any responsibility in respect of and makes no representation as to the validity of the Call Warrants or the execution and delivery thereof (except the due execution hereof by the Warrant Agent); nor shall it be responsible for any breach by the Trust of any covenant or condition contained in the Call Warrants; nor shall it by any act thereunder be deemed to make any representation or warranty as to the Certificates to be purchased thereunder.

          (f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, a Senior Vice President, a Managing Director, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the Depositor, and any Responsible Officer of the Trustee, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (g) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Call Warrants or other securities of the Trust or otherwise act as fully and freely as though it were not Warrant Agent hereunder, so long as such persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Trust, the Depositor or for any other legal entity.

          (h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

          (i) The Warrant Agent shall act solely as the agent of the Trust hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into the Call Warrants against the Warrant Agent, whose duties shall be determined solely by the express provisions thereof. The Warrant Agent shall not be deemed to be a fiduciary.

          (j) The Warrant Agent shall not be responsible for any failure on the part of the Trustee to comply with any of its covenants and obligations contained herein.

          (k) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Depositor and the Trustee in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with the Call Warrants.

          (l) The Trustee will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may be required by the Warrant Agent in order to enable it to carry out or perform its duties hereunder.

          (m) Upon request of a Warrant Holder, the Warrant Agent shall furnish to such Warrant Holder and/or a prospective purchaser designated by such Warrant Holder the information required to be delivered under Rule 144A(d)(4) under the Securities Act, to the extent that such information is in the possession of the Warrant Agent.

     Section 6.3 Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties hereunder upon thirty (30) days notice in writing mailed to the Depositor and the Trustee by registered or certified mail, and to the Warrant Holders by first-class mail at the expense of the Depositor; provided that no such resignation or discharge shall become effective until a successor Warrant Agent shall have been appointed hereunder. The Depositor may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to the Warrant Holders by first-class mail; provided further that no such removal shall become effective until a successor Warrant Agent shall have been appointed hereunder. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Depositor shall promptly appoint a successor to the Warrant Agent, which may be designated as an interim Warrant Agent. If an interim Warrant Agent is designated, the Depositor shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Depositor shall fail to make such appointment of a permanent successor within a period of thirty (30) days after such removal or within sixty (60) days after notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Warrant Holder, then the Warrant Agent or registered Warrant Holder may apply to any court of competent jurisdiction for the appointment of such a successor. Any successor to the Warrant Agent appointed hereunder must be rated in one of the four highest rating categories by the Rating Agencies. Any entity which may be merged or consolidated with or which shall otherwise succeed to substantially all of the trust or agency business of the Warrant Agent shall be deemed to be the successor Warrant Agent without any further action.

     Section 6.4 Warrant Agent Transfer Fee. The Warrant Agent will assess a fee of $50.00 upon the issue of any new Call Warrant, such fee to be assessed upon the new Warrant Holder.

                                 ARTICLE VII

                                 MISCELLANEOUS

     Section 7.1 Remedies. The remedies at law of the Warrant Holder in the event of any default or threatened default by the Warrant Agent in the performance of or compliance with any of the terms of the Call Warrants are not and will not be adequate and, to the full extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms thereof or otherwise.

     Section 7.2 Limitation on Liabilities of Warrant Holder. Nothing contained in this Warrant Agent Agreement shall be construed as imposing any obligation on the Warrant Holder to purchase any of the Certificates except in accordance with the terms thereof.

     Section 7.3 Notices. All notices and other communications under this Warrant Agent Agreement shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) if to any Warrant Holder, at the registered address of such Warrant Holder as set forth in the register kept by the Warrant Agent or (b) if to the Warrant Agent, to 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust or to such other address notice of which the Warrant Agent shall have given to the Warrant Holder and the Trustee or (c) if to the Trust or the Trustee, to the Corporate Trust Office (as set forth in the Trust Agreement); provided that the exercise of any Call Warrants shall be effective in the manner provided in
Article I. The Warrant Agent shall forward to the Warrant Holder and Swap Counterparty any notices received by it hereunder or pursuant to the Trust Agreement or this Agreement by facsimile within one Business Day of receipt thereof.

     Section 7.4 Amendment. (a) This Warrant Agent Agreement may be amended from time to time by the Depositor, the Trustee and the Warrant Agent without the consent of any Warrant Holder, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof have been satisfied and that such amendment would not cause the Trust to be taxed as an association or publicly traded partnership taxable as a Corporation under the Code, for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to provide for any other terms or modify any other provisions with respect to matters or questions arising under the Call Warrant which shall not adversely affect in any material respect the interests of the Warrant Holder or any holder of a Certificate; provided, however, that no amendment altering the timing or amount of any payment of the Call Price shall be effected without the consent of each Warrant Holder; or (ii) to evidence and provide for the acceptance of appointment hereunder of a Warrant Agent other than U.S. Bank Trust National Association.

          (b) Without limiting the generality of the foregoing, the Call Warrants may also be modified or amended from time to time by the Depositor, the Trustee and the Warrant Agent with the consent of Warrant Holders of 66-2/3% of the Call Warrants, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof (including, without limitation, the following proviso) have been satisfied, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Call Warrants or of modifying in any manner the rights of the Warrant Holders; provided, however, that no such amendment shall (i) adversely affect in any material respect the interests of holders of Certificates without the consent of the holders of Certificates evidencing not less than the Required Percentage--Amendment of the aggregate Voting Rights of such affected Certificates (as such terms are defined in the Trust Agreement) and that each Rating Agency shall have given its prior written confirmation that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates; (ii) alter the terms on which Call Warrants are exercisable or the amounts payable upon exercise of a Warrant without the consent of the holders of Certificates evidencing not less than 100% of the aggregate Voting Rights of such affected Certificates and 100% of the affected Warrant Holders, (iii) reduce the percentage of aggregate Voting Rights required by (i) or (ii) without the consent of the holders of all such affected Certificates or
     (iv) adversely affect in any material repsect the interests of the Swap Counterparty without the consent of the Swap Counterparty. Notwithstanding any other provision of this Warrant Agent Agreement, this
     Section 7.4(b) shall not be amended without the consent of 100% of the affected Warrant Holders.

          (c) Promptly after the execution of any such amendment or modification, the Warrant Agent shall furnish a copy of such amendment or modification to each Warrant Holder, to the Trustee and to the Rating Agencies. It shall not be necessary for the consent of Warrant Holders or holders of Certificates under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Warrant Agent may prescribe.

     Section 7.5 Expiration. The right to exercise the Call Warrants shall expire on the earliest to occur of (a) the cancellation thereof, (b) the termination of the Trust Agreement, or (c) the liquidation, disposition, or maturity of all of the Underlying Securities.

     Section 7.6 Descriptive Headings. The headings in this Warrant Agent Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 7.7 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     Section 7.8 Judicial Proceedings; Waiver of Jury. Any judicial proceeding brought against the Trust, the Trustee or the Warrant Agent with respect to this Warrant Agent Agreement may be brought in any court of competent jurisdiction in the County of New York, State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of the Call Warrants, the Trustee on behalf of the Trust and the Warrant Agent (a) accept, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agree that the Trust, the Trustee and the Warrant Agent shall be bound by any judgment rendered thereby in connection with this Warrant Agent Agreement or the Call Warrants, subject to any rights of appeal, and (b) irrevocably waive any objection that the Trust, the Trustee or the Warrant Agent may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

     Section 7.9 Nonpetition Covenant; No Recourse. Each of (i) the Warrant Holder by its acceptance thereof, and (ii) the Warrant Agent agrees, that it shall not (and, in the case of the Warrant Holder, that it shall not direct the Warrant Agent to), until the date which is one year and one day after the payment in full of the Certificates and all other securities issued by the Trust, the Depositor or entities formed, established or settled by the Depositor, acquiesce, petition or otherwise invoke or cause the Trust, the Depositor, or any such other entity to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust, the Depositor or any such other entity under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the Depositor or any such other entity or all or any part of the property or assets of Trust, the Depositor or any such other entity or ordering the winding up or liquidation of the affairs of the Trust, the Depositor or any such other entity.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                 LEHMAN ABS CORPORATION,
                                 as Depositor



                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 U.S. BANK TRUST NATIONAL ASSOCIATION,
                                 not in its individual capacity but solely as Trustee and Authenticating Agent



                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 U.S. BANK TRUST NATIONAL ASSOCIATION,
                                 as Warrant Agent



                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                   EXHIBIT A

                           FORM OF INVESTMENT LETTER

                         QUALIFIED INSTITUTIONAL BUYER

                                                 Dated: ___________ __, _____

U.S. Bank Trust National Association,
as Trustee
100 Wall Street
New York, New York 10005

Lehman ABS Corporation,
as Depositor
745 Seventh Avenue
New York, New York  10019

     Re: Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3
          ---------------------------------------------------------------------

Ladies and Gentlemen:

          In connection with its proposed purchase of Call Warrants (the "Call Warrants") which represent the right to call $______________ aggregate certificate principal balance of Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3 Certificates, the undersigned purchaser (the "Purchaser") confirms that:

     1. The Purchaser understands that substantial risks are involved in an investment in the Call Warrants. The Purchaser represents that in making its investment decision to acquire the Call Warrants, the Purchaser has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person, including you, Lehman ABS Corporation, as depositor (the "Depositor"), or U.S. Bank Trust National Association, as trustee (the "Trustee"), or any of your or their affiliates, except as expressly contained in written information, if any. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Call Warrants, and the Purchaser is able to bear the substantial economic risks of such an investment. The Purchaser has relied upon its own tax, legal and financial advisors in connection with its decision to purchase the Call Warrants.

     2. The Purchaser (A) is a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "1933 Act")) and
(B) is acquiring the Call Warrants for its own account or for the account of an investor of the type described in clause (A) above as to each of which the Purchaser exercises sole investment discretion. The Purchaser is purchasing the Call Warrants for investment purposes and not with a view to, or for, the offer or sale in connection with, a public distribution or in any other manner that would violate the 1933 Act or the securities or blue sky laws of any state.

     3. The Purchaser understands that the Call Warrants have not been and will not be registered under the 1933 Act or under the securities or blue sky laws of any state, and that (i) if it decides to resell, pledge or otherwise transfer any Security, such resale, pledge or other transfer must comply with the provisions of the Warrant Agent Agreement relating to the Call Warrants (including, without limitation, the provisions of Section 4.2 thereof) and
(ii) it will, and each subsequent holder will be required to, notify any purchaser of any Security from it of the resale restrictions referred to in clause (i) above.

     4. The Purchaser understands that each of the Call Warrants will bear a legend substantially to the following effect, unless otherwise agreed by the Depositor and the Trustee:

          "THIS CALL WARRANT (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THE CALL WARRANT REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED HEREIN OR IN THE SERIES SUPPLEMENT.

          EACH PURCHASER OF THIS CALL WARRANT IS HEREBY NOTIFIED THAT THE SELLER OF THIS CALL WARRANT MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER."

     5. The Purchaser understands that no subsequent transfer of the Call Warrants is permitted unless (A) such transfer is of a Call Warrant with the applicable minimum denomination and (B) the Purchaser causes the proposed transferee to provide to the Depositor and the Trustee such documentation as may be required pursuant to Section 4.2 of the Warrant Agent Agreement, including, if required, a letter substantially in the form hereof, or such other written statement as the Depositor shall reasonably prescribe.

     6. The Purchaser is a person or entity (a "Person") who is either

          A. (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, or (3) an estate the income of which is includible in gross income for federal income tax purposes regardless of source, or (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

          B. a Person not described in (A), whose ownership of such Call Warrant is effectively connected with such Person's conduct of a trade or business within the United

     States within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and its ownership of any interest in such Call Warrant will not result in any withholding obligation with respect to any payments with respect to the Call Warrants by any Person (other than withholding, if any, under Section 1446 of the Code), or

          C. a Person not described in (A) or (B) above, who is not a Person:
     (1) that owns, directly or indirectly, 10% or more of the total combined voting power of all classes of stock in the Underlying Securities Issuer (as defined in the Prospectus Supplement) entitled to vote, (2) that is a controlled foreign corporation related to the Underlying Securities Issuer within the meaning of Section 864(d)(4) of the Code, or (3) that is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

     7. The Purchaser agrees that (I) if it is a Person described in clause
(A) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-9, and (II) if it is a Person described in clause (B) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8ECI, and (III) if it is a Person described in clause (C) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8BEN (or, if the Purchaser is treated as a partnership for federal income tax purposes, a properly executed IRS Form W-8IMY with appropriate certification for all partners or members attached). The Purchaser also agrees that it will provide a new IRS form upon the expiration or obsolescence of any previously delivered form, and that it will provide such other certifications, representations or Opinions of Counsel as may be requested by the Depositor and the Trustee.

     8. The Purchaser agrees that if at some time in the future it wishes to transfer or exchange any of the Call Warrants, it will not transfer or exchange any of the Call Warrants unless such transfer or exchange is in accordance with the terms of the Warrant Agent Agreement, Series Supplement and other documents applicable to the Call Warrant. The Purchaser understands that any purported transfer of the Call Warrants (or any interest therein) in contravention of any of the restrictions and conditions in the agreements, as applicable, shall be void, and the purported transferee in such transfer shall not be recognized by any Person as a holder of such Call Warrants, for any purpose.

          You and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                           Very truly yours,


                                             [Name of Purchaser]



                                           By:  _______________________________
                                           Name:  _____________________________
                                           Title: _____________________________

                                   EXHIBIT C
                            FORM OF SWAP AGREEMENT

(Multicurrency--Cross Border)

                                    ISDA(R)
                 International Swap Dealers Association, Inc.
                             (b) MASTER AGREEMENT


                         dated as of February 11, 2004

                                     among
LEHMAN BROTHERS SPECIAL FINANCING     and           CORPORATE-BACKED TRUST
              INC.                               CERTIFICATES, DAIMLERCHRYSLER
                                                DEBENTURE-BACKED SERIES 2004-3
                                                            TRUST
           (Party A)                                      (Party B)

          have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1.   Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.   Obligations

(a)  General Conditions.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

     (iii) Each obligation of each party under Section 2(a)(i) is subject to
     (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause
(b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


LEHMAN BROTHERS SPECIAL FINANCING INC.             CORPORATE-BACKED TRUST
                                               CERTIFICATES, DAIMLERCHRYSLER
                                               DEBENTURE-BACKED SERIES 2004-3
                                                            TRUST
            (Party A)                                      (Party B)

                                           By:  U.S. Bank Trust National Association, not in its
                                                individual capacity but solely as Trustee under
By:  _____________________________              the Trust Agreement
     Name:
     Title:                                 By:  _______________________________________________
                                                 Name:
                                                 Title:

                                   SCHEDULE
                            to the Master Agreement
                         dated as of February 11, 2004

                                    between

              LEHMAN BROTHERS SPECIAL FINANCING INC. ("Party A"),
                         a corporation organized under
                                  the laws of
                             the State of Delaware
                                      and

             CORPORATE-BACKED TRUST CERTIFICATES, DAIMLERCHRYSLER
                     DEBENTURE-BACKED SERIES 2004-3 TRUST ("Party B")
            a trust created under the laws of the State of New York
              pursuant to the Trust Agreement (as defined herein)
             Section 19.  Termination Provisions.


In this Agreement:-
     (a) "Specified Entity" means in relation to Party A for the purpose of:-


     Section 5(a)(v)                                         Not Applicable.
     Section 5(a)(vi)                                        Not Applicable.
     Section 5(a)(vii)                                       Not Applicable.
     Section 5(b)(iv)                                        Not Applicable.

     and in relation to         Party B for the purpose of:-

     Section 5(a)(v)                                         Not Applicable.
     Section 5(a)(vi)                                        Not Applicable.
     Section 5(a)(vii)                                       Not Applicable.
     Section 5(b)(iv)                                        Not Applicable.

     (b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

     (c) Failure to Pay or Deliver. Section 5(a) is hereby amended by replacing the word "third" with the word "fifth" in the last line of subsection (i) thereof.

     (d) Section 5(a) is hereby amended by: (1) deleting the word "or" at the end of Subsection (vii) thereof; (2) deleting the period at the end of Subsection (viii) thereof and (3) adding the following Subsection (ix) and Subsection (x) at the end of such Section 5(a):


        (ix) Underlying Securities Payment Default. An Underlying Securities Payment Default shall have occurred and be continuing; or

        (x) Underlying Securities Bankruptcy Default. An Underlying Securities Bankruptcy Default shall have occurred and be continuing.

        For the purpose of the Events of Default described in Section 5(a)(ix) and 5(a)(x), the Defaulting Party shall be Party B.

     (e) The provisions of Section 5(a) (as modified by (c) and (d) above) and
Section 5(b) will apply to Party A and to Party B as follows:-


     Section 5(a)                                         Party A            Party B
     ------------                                         -------            -------

     (i)    "Failure to Pay or Deliver"                   Applicable.        Applicable.
     (ii)   "Breach of Agreement"                         Not Applicable.    Not Applicable.
     (iii)  "Credit Support Default"                      Applicable.        Not Applicable.
     (iv)   "Misrepresentation"                           Not Applicable.    Not Applicable.
     (v)    "Default under Specified Transaction"         Not Applicable.    Not Applicable.
     (vi)   "Cross Default"                               Not Applicable.    Not Applicable.
     (vii)  "Bankruptcy"                                  Applicable.        Not Applicable.
     (viii) "Merger Without Assumption"                   Not Applicable.    Not Applicable.
     (ix)   "Underlying Securities Payment
                 Default"                                 Not Applicable.    Applicable.
     (x)    "Underlying Securities Bankruptcy
                 Default"                                 Not Applicable.    Applicable.

     Section 5(b)                                         Party A            Party B
     ------------                                         -------            -------

     (i)    "Illegality"                                  Applicable.        Applicable.
     (ii)   "Tax Event"                                   Not Applicable.    Not Applicable.
     (iii)  "Tax Event Upon Merger"                       Not Applicable.    Not Applicable.
     (iv)   "Credit Event Upon Merger"                    Not Applicable.    Not Applicable.
     (v)    "Additional Termination Event"                Applicable.        Applicable.

     (f) The following shall each be specified as "Additional Termination Events" pursuant to Section 5(b)(v):


          SEC Reporting Failure. If the Underlying Securities Guarantor either
          (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act of 1934, as amended or (y) fails to file all required periodic reports for one full year (each, an "SEC Reporting Failure") and the Call Warrant holders do not elect to exercise their call rights, the Depositor shall within a reasonable period of time instruct the Trustee to cause the Marketing Agent to liquidate the Underlying Securities, in which case, (1) the Transactions shall be terminated and (2) the Early Termination Date shall be the date on which the Underlying Securities are liquidated. For the purposes the foregoing Additional Termination Event, Party B shall be the Affected Party.

          Optional Redemption. The exercise of optional redemption or other prepayment of the Underlying Securities in accordance with Section 6 of the Series Supplement, in which case, (1) a portion of the Notional Amount of the Transactions equal to the related optional redemption shall be terminated and (2) the Early Termination Date with respect to such portion of the Notional Amount of the Transactions shall be the date on which the optional redemption is exercised. For the purposes the foregoing Additional Termination Event, Party B shall be the Affected Party.

          Optional Exchange. The exercise of an Optional Exchange in accordance with Section 7 of the Series Supplement, in which case,
          (1) a portion of the Notional Amount of the Transactions equal to the related Optional Exchange shall be terminated and (2) the Early Termination Date with respect to such portion of the Notional Amount of the Transactions shall be the related date the Optional Exchange is exercised. For the purposes the foregoing Additional Termination Event, Party B shall be the Affected Party.

     (g) Automatic Early Termination. The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A or Party B.

     (h) Additional Definitions.


     As used in this Schedule, the following terms shall have the following meanings:

     "Business Day" means any day (which is neither a Saturday nor a Sunday) nor a day on which banks in New York City or the place of payment in respect of the Underlying Securities are authorized or required to be closed.

     "LBHI" means Lehman Brothers Holdings Inc.

     "Moody's" means Moody's Investors Service, Inc.

     "Person" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Underlying Securities Guarantor" means DaimlerChrysler AG.

     (i) "Termination Currency" means United States Dollars ("USD").

     Section 20. Tax Representations.

(A) Payer Tax Representation. For the purpose of Section 3(e) of this Agreement, Party A and Party B each make the following representations:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to
     Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B) Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Party A makes the following representations:-
          (i)  The following representation applies to Party A:-

          Party A is a corporation organized under the laws of the State of Delaware.

     (ii) The following representation applies to Party B:-

           Party B is a trust that has not elected to be treated as a corporation for U.S. federal income tax purposes.
     Section 21. Agreement to Deliver Documents.


For the purpose of Section 4(a)(i) and Section 4(a)(ii) of this Agreement, Party A and Party B each agree to deliver the following documents, as applicable:-
     (a) Tax forms, documents or certificates to be delivered are:



        Party               Form, Document                             Date by which                Covered
        required to         or Certificate                             to be Delivered                 by
        deliver             --------------                             ---------------              Section
        document                                                                                      3(d)
        -----------                                                                                 --------



        Party A          A complete and executed U.S.           (i)  Before the first                  No
                         Internal Revenue Service Form W-       Payment Date under this
                         9 (or any successor thereto), that     Agreement, (ii)
                         eliminates U.S. federal backup         promptly upon
                         withholding tax on payments under      reasonable demand by
                         this Agreement.                        Party B, and (iii)
                                                                promptly upon learning
                                                                that any such Form
                                                                previously provided by


                                     C-7


        Party               Form, Document                             Date by which                Covered
        required to         or Certificate                             to be Delivered                 by
        deliver             --------------                             ---------------              Section
        document                                                                                      3(d)
        -----------                                                                                 --------


                                                                Party A has become
                                                                obsolete or incorrect.




        Party B          A complete and executed U.S.           (i)  Before the first                  No
                         Internal Revenue Service Form W-       Payment Date under this
                         9 (or any successor thereto) and a     Agreement, (ii)
                         complete and executed U.S. Internal    promptly upon
                         Revenue Service Form W-8BEN,           reasonable demand by
                         W-8IMY, W-8ECI or W-9 (or any          Party A, and (iii)
                         successor thereto) from each           promptly upon learning
                         Certificateholder (and, where          that any such Form
                         applicable, such forms from the        previously provided by
                         beneficial owners of such              Party B has become
                         Certificates) and in any case in       obsolete or incorrect.
                         which the Certificateholder is
                         eligible for the benefits of an
                         income tax treaty with the United
                         States, a Form W-8BEN including a
                         claim of treaty benefits under Part
                         II, claiming such benefits with
                         respect to all payments received
                         with respect to the Certificates, and
                         with Part III marked, in each case
                         that eliminates U.S. federal
                         withholding tax and backup
                         withholding on payments under this
                         Agreement.
        (b)  Other documents to be delivered are:



        Party required
        to deliver              Form, Document                 Date by which           Covered by
        document                or Certificate                 to be Delivered         Section 3(d)
        --------                --------------                 ---------------         -----------


        Party A                 An opinion of counsel to       Promptly after               No
                                Party A substantially in       execution of this
                                the form of Exhibit B          Agreement.
                                this Schedule.

        Party A                 An incumbency certificate      Upon execution of this       Yes


                                     C-8


        Party required
        to deliver              Form, Document                 Date by which           Covered by
        document                or Certificate                 to be Delivered         Section 3(d)
        --------                --------------                 ---------------         -----------

                                with respect to the            Agreement.
                                signatory of this
                                Agreement.

        Party A                 A guarantee of LBHI            Upon execution of this       No
                                substantially in the form      Agreement.
                                of Exhibit D to this
                                Schedule.

        Party B                 An opinion of counsel to       Promptly after               No
                                Party B substantially in       execution of this
                                the form of Exhibit C to       Agreement.
                                this Schedule.

        Party B (with           An incumbency certificate      Upon execution of this       Yes
        respect to the          with respect to the            Agreement.
        Trustee)                signatory of this
                                Agreement.

        Party B (with           A certified copy of the        Upon execution of this       Yes
        respect to the          resolution or resolutions      Agreement (unless an
                                or applicable Bylaws (the      Authorizing Resolution
                                "Authorizing Resolution")      has previously been
                                of the Board of Directors      furnished by the
                                or loan committee of the       Trustee to Party A)
                                Trustee, certified by a        and, with respect to
                                secretary, or an assistant     each Swap Transaction
                                secretary of the Trustee,      not covered by a
                                pursuant to which the          previously furnished
                                Trustee is authorized, on      Authorizing
                                behalf of the Trust, to        Resolution, within five
                                enter into this Agreement      Business Days of the
                                and each Swap                  Trade Date.
                                Transaction entered into
                                under this Agreement.

        Party B                 A certified copy of the        Upon execution of this       Yes
                                Trust Agreement and each       Agreement and on the
                                amendment thereof.             date of each
                                                               amendment thereof.


          Section 22. Miscellaneous.

          (a) Addresses for Notices. For purpose of Section 10(a):

     Address for notices or communications to Party A:-

     Address:     Lehman Brothers Special Financing Inc.
                  c/o Lehman Brothers Inc.
                  745 Seventh Avenue, 28th Floor
                  New York, New York  10019

     Attention: Documentation Manager

     Telephone No.: (212) 526-7187

     Facsimile No.: (212) 526-7672

     Address for notices or communications to Party B:-

     Address:     U.S. Bank Trust National Association
                  100 Wall Street
                  New York, New York 10005

     Attention: Corporate Trust

     Facsimile No.:       (212) 809-5459
     (b) Process Agent. For the purpose of Section 13(c):--


     Party A appoints as its Process Agent: Not Applicable.

     Party B appoints as its Process Agent: Not Applicable.
     (c) Offices. The provisions of Section 10(a) will apply to this Agreement.

     (d) Multibranch Party. For the purpose of Section 10(c) of this
Agreement:--


     Party A is not a Multibranch Party.

     Party B is not a Multibranch Party.
     (e) Calculation Agent. The Calculation Agent is Party A. The failure of Party A to perform its obligations as Calculation Agent shall not be construed as an Event of Default or Termination Event.

     (f) Credit Support Document. Details of any Credit Support Document:-


     In the case of Party A, a guarantee of Party A's obligations hereunder substantially in the form of Exhibit D attached to this Schedule.

     In the case of Party B, not applicable.
     (g) Credit Support Provider.

     Credit Support Provider means in relation to Party A: LBHI.

     Credit Support Provider means in relation to Party B: Not Applicable.

     (h) Limitation on Trustee Liability. In the absence of negligence, willful misconduct or bad faith on the part of the Trustee, the Trustee shall have no personal liability for the payment of any indebtedness or expenses of Party B or be personally liable for the breach or any failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Transaction or the Trust Agreement within the scope of the Trustee's discharge of its duties under this Transaction or the Trust Agreement or for any amounts due under this Transaction from Party B, such amounts to be paid solely from the assets of Party B in accordance with the Trust Agreement.

     (i) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law doctrine).

     (j) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-"; and (ii) deleting the final paragraph thereof.

     (k) Netting of Payments. Section 2(c)(ii) will apply to all Transactions.

     (l) "Affiliate" will have the meaning specified in Section 14 of this Agreement.

     Section 23. Other Provisions.

     (a) Confirmation. Each Confirmation supplements, forms part of, and will be read and construed as one with the Agreement. A form of Confirmation is set forth as Exhibit A hereto.

     (b) Early Termination. Notwithstanding any other provision of this Agreement, in the event of the occurrence of an Event of Default with respect to Party A, the Depositor shall make the determination to designate an Early Termination Date in connection with the termination of this Agreement on behalf of Party B. In addition, the Early Termination Date so designated shall be at least five Business Days following the date on which Party B receives such direction from the Depositor.

     (c) No Bankruptcy Petition. Prior to the date that is one year and one day (or the applicable preference period) after the date upon which the trust created under the Trust Agreement is terminated in accordance with the terms thereof, Party A shall not institute against, or join any other person in instituting against, the trust created thereby, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

     (d) Transfer. Section 7 is hereby amended by: (i) adding the words "(which consent may not be unreasonably withheld)" after the word "consent" in the second line thereof, (ii) adding the words "(and notice of the transferee
to)" after the word "of" in the third line thereof, (iii) adding the words "and the consent of holders of 100% of the then outstanding Certificates, and each Rating Agency shall have given its prior written confirmation that such transfer will not result in a reduction or withdrawal of the then current rating of the Certificates" after the word

"party" in the third line thereof and (iv) adding the words "(subject to providing written notice of the transferee to the other party)" after the word "transfer" in the fourth and seventh line thereof. Party B shall not consent to any transfer or assignment by Party A of its rights and obligations hereunder unless holders of 100% of the outstanding Certificates have consented to such assignment or transfer.

     (e) Intention to Enter into a "Swap Agreement". Each of Party A and Party B hereby acknowledges and agrees that this Agreement and all Additional Direct Agreements and each Transaction hereunder or thereunder is intended to be a "swap agreement" as that term is defined in the U.S. Bankruptcy Code (as amended from time to time) and that the rights granted to each party under
Section 6 include a contractual right to terminate a "swap agreement" and to offset and net out termination values and payments in conjunction therewith.

     (f) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this section.

     (g) Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period the words "or, in the case of audited or unaudited financial statements, a fair presentation, in all material respects, of the financial condition of the relevant person."

     (h) Additional Representations. For purposes of Section 3 of this Agreement, the following shall be added, immediately following paragraph (f) thereof:

     (g) No Agency. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise); provided, that the Trustee is acting not in its individual capacity but solely as Trustee for Party B.

     (h) Eligible Contract Participant. It is an "eligible contract participant" as that term is defined in the Commodity Exchange Act, as amended.

     (i) Non-Reliance. Party A is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. Party B is entering into the Transaction pursuant to the terms of the Trust Agreement. Neither party is relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a

          Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

          Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

          Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.
     (i) No Setoff to Party A Affiliates. Party B agrees that all payments required to be made by it under this Agreement shall be made without setoff or counterclaim for, and that it shall not withhold payment or delivery under this Agreement in respect of, any default by any Affiliate of Party A under any Other Agreement or any amount relating to any Other Agreement between Party B and such Affiliate of Party A or between an Affiliate of Party B and such Affiliate of Party A. As used herein, "Other Agreement" means any agreement, including, but not limited to, (i) any transaction (including an agreement with respect thereto) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (ii) any liability, claim or obligation (whether present or future, contingent or otherwise), or (iii) any combination of one or more of the transactions described above. This paragraph (l) shall supersede any setoff right contained in any Other Agreement or any agreement relating to any Other Agreement between Party B and any such Affiliate of Party A or between an Affiliate of Party B and such Affiliate of Party A.

     (j) Notices. For the purposes of subsections (iii) and (v) of Section 12(a), the date of receipt shall be presumed to be the date sent if sent on a Local Business Day or, if not sent on a Local Business Day, the date of receipt shall be presumed to be the first Local Business Day following the date sent.

     (k) Service of Process. The penultimate sentence of Section 13(c) shall be amended by adding the following language at the end thereof: "if permitted in the jurisdiction where the proceedings are initiated and in the jurisdiction where service is to be made."

     (l) Additional Definitions.


     "Certificates" shall mean Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3 Trust Certificates, due March 1, 2027, issued pursuant to the Trust Agreement.

     "Optional Exchange" shall have the meaning specified therefor in the Trust Agreement.

     "Trust Agreement" shall mean, collectively, the Series Supplement (the "Series Supplement"), dated as of February 11, 2004, which supplements and amends the Standard Terms for Trust Agreements ("Standard Terms"), dated as of January 16, 2001, each between Lehman ABS Corporation, as depositor, and U.S. Bank Trust National Association, as trustee, as the same may be amended or supplemented from time to time as provided therein.

     "Trustee" shall mean U.S. Bank Trust National Association, as Trustee of Party B, and any additional or successor trustee of Party B.

     "Underlying Securities" shall have the meaning specified therefor in the Trust Agreement.

     "Underlying Securities Bankruptcy Default" shall mean the occurrence of any event of bankruptcy, insolvency or reorganization that would be an event of default under the Underlying Securities Indenture.

     "Underlying Securities Payment Default" shall mean the failure by the Underlying Securities Issuer to pay interest or principal with respect to the Underlying Securities within any applicable grace period after the same shall become due.

     Terms used herein and not otherwise defined shall have the meaning ascribed to them in the Trust Agreement.

          The parties executing this Schedule have executed the Master Agreement and have agreed as to the contents of this Schedule.


                                  LEHMAN BROTHERS SPECIAL FINANCING INC.


                                  By:
                                     ----------------------------------
                                     Name:
                                     Title:


                                  CORPORATE-BACKED TRUST CERTIFICATES,
                                  DAIMLERCHRYSLER DEBENTURE-BACKED
                                  SERIES 2004-3 TRUST

                                  By:  U.S. Bank Trust National Association,
                                       not in its individual capacity but
                                       solely as Trustee under the Trust
                                       Agreement


                                  By:
                                     ----------------------------------
                                     Name:
                                     Title:

                             EXHIBIT A TO SCHEDULE

                             FORM OF CONFIRMATION


                                 Confirmation
                                 ------------


DATE:    February 11, 2004

TO: Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3 Trust

FROM:    Lehman Brothers Special Financing Inc.

SUBJECT: INTEREST RATE SWAP TRANSACTION


To U.S. Bank Trust National Association, as Trustee:

          The purpose of this communication is to set forth the terms and conditions of the transaction entered into on the Trade Date referred to below (the "Transaction"), between Lehman Brothers Special Financing Inc. ("Party A") and Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3 Trust ("Party B"), a trust created under the laws of the State of New York pursuant to that certain Series Trust Agreement (the "Series Supplement"), dated February 11, 2004, which incorporates the Standard Terms for Trust Agreements (collectively, the "Trust Agreement"). This communication constitutes a "Confirmation" as referred to in the Master Agreement specified below.

          1. This Confirmation supplements, forms a part of and is subject to the 1992 ISDA Master Agreement (Multicurrency - Cross Border), (the "Master Agreement") (including the Schedule thereto), dated as of February 11, 2004, between Party A and Party B. All provisions contained in, or incorporated by reference to, such Master Agreement shall govern this Confirmation except as expressly modified below.

          2. This communication incorporates the definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) (the "Definitions"). In addition, certain capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Trust Agreement. In the event of any inconsistency between this Confirmation and the Definitions or Master Agreement, this Confirmation shall prevail.

          3. The terms of the particular Transaction to which this communication relates are as follows:


Party A:                               Lehman Brothers Special Financing Inc.

Party B: Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series
                                       2004-3 Trust

Trade Date:                            January 29, 2004

Effective Date:                        February 11, 2004

Scheduled Termination Date:            March 1, 2027, subject to adjustment in
                                       accordance with the Modified Following
                                       Business Day Convention.

Calculation Agent:                     Party A

Business Days:                         Any day (which is neither a Saturday
                                       nor a Sunday) nor a day on which banks
                                       in New York City and the place of
                                       payment in respect of the Underlying
                                       Securities are authorized or required
                                       to be closed, subject to the Modified
                                       Following Business Day Convention.

                                       The "Modified Following Business Day
                                       Convention" shall apply if the
                                       specified day is not a Business Day and
                                       shall mean the first following day that
                                       is a Business Day unless that day falls
                                       in the next calendar month, in which
                                       case that date will be first preceding
                                       day that is a Business Day.

Notional Amount:                       $25,000,000, subject to reduction as a
                                       result of an early termination of all
                                       or a portion of the Transaction. The
                                       Notional Amount shall at all times
                                       equal the outstanding principal amount
                                       of the Certificates. See "Early
                                       Termination Payment" below.

Party A Floating Rate Payer Payment
Amounts:

     Party A Payment Dates:            The 1st day of each March and September
                                       during the term of this Transaction,
                                       commencing in March 2004 and ending on
                                       March 1, 2027, subject to adjustments
                                       in accordance with the Modified
                                       Following Business Day Convention.

     Party A Floating Rate for the
     Initial Calculation Period:       4.63%

     Party A Floating Rate Option:     USD-ISDA-Swap Rate (Reuters Screen
                                       ISDAFIX1)

     Designated Maturity:              Ten Years

     Party A Day Count Fraction:       30/360

     Reset Dates:                      The first day of each Calculation Period.

     Other: Party A will have no obligation to make a Party A Floating Rate Payment Amount unless and until Party B has made the related payment, if any, to Party A.

Party B Fixed Rate Payment Amounts:

     Party B Fixed Rate Payment
     Amounts: Any amounts received by Party B in respect of interest on the Underlying Securities, excluding any amount of interest that accrued with respect to the Underlying Securities from the Underlying Securities Payment Date next preceding the Effective Date to, but excluding, the Effective Date.

     Party B Payment Dates:            Any date on which distributions are
                                       received by Party B in respect of
                                       interest on the Underlying Securities,
                                       commencing in March 2004.

     Underlying Securities:            Issuer:          Chrysler Corporation,
                                                        predecessor to
                                                        DaimlerChrysler
                                                        Corporation

                                       Maturity Date:   March 1, 2027

                                       Coupon:          7.45%

                                       Day Count:       30/360

                                       Payment Dates:   The 1st day of each
                                                        March and September
                                                        (subject to applicable
                                                        grace periods)
                                                        commencing in March
                                                        2004 and ending on the
                                                        Final Scheduled
                                                        Distribution Date

     Other: In the event of a discrepancy between the Party B Fixed Rate Payment Amounts due in respect of any Calculation Period and the interest amount payable on the Underlying Securities for the related period (as calculated in accordance with the terms of the Underlying Securities), the terms of the Underlying Securities shall govern the calculation of the Party B Fixed Rate Payment Amount for such
                                       Calculation Period; provided, however,
                                       that the Party B Fixed Rate Payment
                                       Amount shall not include any amount of
                                       interest that accrued with respect to
                                       the Underlying Securities from the
                                       Underlying Securities Payment Date next
                                       preceding the Effective Date to, but
                                       excluding, the Effective Date.

Early Termination Payment:             Section 6(e) of the Master Agreement is
                                       hereby deleted, other than with respect
                                       to Section 6(e)(iii) and 6(e)(iv), and
                                       replaced with the following:

                                       (e) Payments on Early Termination.

                                       (i) If notice is given designating an
                                       Early Termination Date in respect of
                                       the entire or a portion of the Notional
                                       Amount in connection with the exercise
                                       of an Optional Exchange pursuant to
                                       Section 7 of the Series Supplement, a
                                       termination payment shall be due under
                                       Section 6(e) of the Master Agreement;
                                       provided, however, that pursuant to
                                       Section 7 of the Series Supplement in
                                       the event a termination payment shall
                                       be payable by Party B to Party A in
                                       connection with an Early Termination,
                                       in whole or in part, as a result of
                                       such Optional Exchange, the Person
                                       consummating the Optional Exchange must
                                       remit an amount equal to such
                                       termination payment, to Party B for
                                       payment to Party A. If any termination
                                       payment shall be payable by Party A,
                                       Party B will remit such payment to the
                                       Person consummating the Optional
                                       Exchange.

                                       (ii) No Early Termination Payment shall
                                       be payable by either Party A or Party B
                                       following an Event of Default or
                                       Termination Event unless the Early
                                       Termination Date is designated due to
                                       an Optional Exchange.

                                       (iii) If an Early Termination Date is
                                       designated due to an Optional Exchange
                                       in respect of the entire Notional
                                       Amount of the Transaction or a portion
                                       of the Notional Amount of the
                                       Transaction, Market Quotation and
                                       Second Method shall be used to
                                       calculate any termination payments
                                       owing by either party under Section
                                       6(e) of the Master Agreement.


Amendment:                             Section 9(b) of the Master Agreement is
                                       hereby deleted and replaced with the
                                       following:

     This Agreement may not be amended without the prior written consent of Party A, and the holders of 66 2/3% of the then outstanding Certificates and holders of 100% of the Call Warrants, and without prior written confirmation from each Rating Agency that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided, however, that Party A and Party B may amend the Swap Agreement without the prior written consent of the holders of the then outstanding Certificates or the holders of the Call Warrants to cure any ambiguity in, or to correct or supplement any provision of the Agreement which may be inconsistent with any other provision of the Agreement, or to otherwise cure any defect in the Agreement, provided that any such amendment does not materially adversely affect the interest of the certificateholders or the holders of the Call Warrants and that each Rating Agency will have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided further, however, that notwithstanding anything to the contrary, no amendment may alter the timing or amount of any payment hereunder without the prior consent of the holders of 100% of the then outstanding Certificates and holders of 100% of the Call Warrants, and without giving each Rating Agency prior written notice of any such amendment. Notwithstanding anything contained herein to the contrary, in connection with any sale of additional Underlying Securities to the Trust pursuant to Section 3(d) of the Series Supplement, the parties hereto shall enter into a Supplement to this Confirmation whereby the Notional Amount shall be increased by an amount equal to the principal amount of the additional Underlying Securities sold to the Trust.

4.   Other Terms

(a) Interpretation. Each reference to the singular shall include the plural and vice versa.

(b) Limitation on Trustee Liability. In the absence of negligence, willful misconduct or bad faith on the part of the Trustee, the Trustee shall have no personal liability for the payment of any indebtedness or expenses of Party B or be personally liable for the breach or any failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Transaction or the Trust Agreement within the scope of the Trustee's discharge of its duties under this Transaction or the Trust Agreement or for any amounts due under this Transaction from Party B, such amounts to be paid solely from the assets of Party B in accordance with the Trust Agreement.

5. Account Details

              Payments to Party A

                Account for payments:     JPMorgan Chase Bank
                                          ABA # 021000021
                                          A/C # 066143543
                                          For the account of: Lehman Brothers
                                          Special Financing Inc.


              Payments to Party B

                Account for payments:     U.S. Bank National Association,
                                          Minneapolis, MN
                                          ABA# 091 000 022
                                          For Credit to A/C 1801 2116 7365
                                          FBO: U.S. Bank Trust N.A.
                                          For further Credit to A/C 4730017 OBI
                                          = CBTC
                                          2004-3 DAIMLERCHRYSLER A/C, 784543000

          Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                  Yours sincerely,

                                  LEHMAN BROTHERS SPECIAL FINANCING INC.


                                  By:
                                     --------------------------------------
                                     Name:
                                     Title:



Confirmed as of the date first written:

CORPORATE-BACKED TRUST CERTIFICATES, DAIMLERCHRYSLER DEBENTURE-BACKED SERIES 2004-3 TRUST

By:     U.S. BANK TRUST NATIONAL ASSOCIATION, not in its
        individual capacity but solely as
        Trustee under the Trust Agreement


        By:
           ----------------------------------
           Name:
           Title:

                             EXHIBIT B TO SCHEDULE

                    FORM OF OPINION OF COUNSEL FOR PARTY A

                    SIDLEY AUSTIN BROWN & WOOD LLP

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                                                             February 11, 2004



To the Persons listed on
Schedule A hereto


          Re:    Lehman ABS Corporation
                 Corporate-Backed Trust Certificates,
                 DaimlerChrysler Debenture-Backed Series 2004-3
                 ----------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel in connection with (i) the transfer of $25,000,000 aggregate principal amount of 7.45% Debentures due 2027 (the "Underlying Securities") of Chrysler Corporation, predecessor to DaimlerChrysler Corporation, by Lehman ABS Corporation ("LABS") to the Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3 Trust (the "Trust") established by LABS and (ii) the issuance by the Trust on February 11, 2004 (the "Closing Date") of the Corporate-Backed Trust Certificates DaimlerChrysler Debenture-Backed Series 2004-3 (the "Certificates"), issued pursuant to a standard terms for trust agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association ("U.S. Bank"), as trustee (the "Trustee"), as supplemented by a series supplement thereto, dated as of February 11, 2004 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between LABS and the Trustee. Capitalized terms defined in the Trust Agreement and used but not otherwise defined herein are used herein as so defined.

     In connection with this opinion, we have examined and are familiar with originals or copies certified or otherwise identified to our satisfaction of:
(i) the Trust Agreement; (ii) a securities account control agreement dated as of February 11, 2004 between LABS and U.S. Bank, as trustee and securities intermediary; (iii) the form of the Certificates; (iv) an ISDA Master Agreement, dated as of February 11, 2004 (the "ISDA Master Agreement"), between the Trust and Lehman Brothers Special Financing Inc. (the "Swap Counterparty"), dated as of February 11, 2004, a schedule thereto dated February 11, 2004 (the "Schedule"), between the

Trust and the Swap Counterparty and a confirmation thereunder dated February 11, 2004 (the "Confirmation" and, together with the ISDA Master Agreement and the Schedule, the "Swap Agreement"); (v) an underwriting agreement dated January 29, 2004 between LABS and Lehman, as underwriter; and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of LABS, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of LABS, the Swap Counterparty and the Trustee and upon the representations and warranties of the Swap Counterparty and the Trust contained in the Swap Agreement. We have also assumed (i) the due organization and valid existence of the Swap Counterparty and the Trustee, (ii) that the Swap Counterparty and the Trustee have all requisite corporate power and authority to execute and deliver the Swap Agreement and to perform their obligations thereunder, (iii) the due and valid authorization by all necessary corporate action of the Swap Counterparty and the Trustee of the execution, delivery and performance by them of the Swap Agreement, (iv) the due and valid execution and delivery by the Swap Counterparty and the Trustee of the Swap Agreement, (v) that the Swap Agreement constitutes the legal, valid and binding obligation of the Swap Counterparty and the Trust, enforceable against the Swap Counterparty and the Trust in accordance with its terms and (vi) the absence of any agreement or understanding among the parties other than those contained in the Swap Agreement or otherwise called to our attention.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The execution and delivery by the Swap Counterparty of the Swap Agreement and the performance by Swap Counterparty of its obligations thereunder will not conflict with, constitute a default under, or violate any New York, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph).
2. The Swap Agreement is not subject to regulation under the Commodity Exchange Act, as amended, or the rules and regulations thereunder.

                                   * * * *

     We are members of the bar of the State of New York, and we do not express any opinion as to any laws other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

     This opinion letter is not intended to be employed in any transaction other than the one described above and is being delivered to you on the understanding that neither it nor its contents may be published, communicated or otherwise made available, in whole or in part, to any other party or entity, without in each instance, our specific prior written consent.

                                  Very truly yours,

                                  Schedule A



Lehman ABS Corporation
745 Seventh Avenue
New York, New York  10019

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Lehman Brothers Special Financing Inc.
745 Seventh Avenue
New York, New York  10019

U.S. Bank Trust National Association
100 Wall Street
New York, New York  10005

                             EXHIBIT B TO SCHEDULE

                    FORM OF OPINION OF COUNSEL FOR PARTY A

                             EXHIBIT C TO SCHEDULE
                    FORM OF OPINION OF COUNSEL FOR PARTY B

                             EXHIBIT D TO SCHEDULE
FORM OF GUARANTEE

                                 Confirmation


DATE:    February 11, 2004

TO: Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3 Trust

FROM:    Lehman Brothers Special Financing Inc.

SUBJECT: INTEREST RATE SWAP TRANSACTION


To U.S. Bank Trust National Association, as Trustee:

          The purpose of this communication is to set forth the terms and conditions of the transaction entered into on the Trade Date referred to below (the "Transaction"), between Lehman Brothers Special Financing Inc. ("Party A") and Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3 Trust ("Party B"), a trust created under the laws of the State of New York pursuant to that certain Series Trust Agreement (the "Series Supplement"), dated February 11, 2004, which incorporates the Standard Terms for Trust Agreements (collectively, the "Trust Agreement"). This communication constitutes a "Confirmation" as referred to in the Master Agreement specified below.

          1. This Confirmation supplements, forms a part of and is subject to the 1992 ISDA Master Agreement (Multicurrency - Cross Border), (the "Master Agreement") (including the Schedule thereto), dated as of February 11, 2004, between Party A and Party B. All provisions contained in, or incorporated by reference to, such Master Agreement shall govern this Confirmation except as expressly modified below.

          2. This communication incorporates the definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) (the "Definitions"). In addition, certain capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Trust Agreement. In the event of any inconsistency between this Confirmation and the Definitions or Master Agreement, this Confirmation shall prevail.

          3. The terms of the particular Transaction to which this communication relates are as follows:

Party A:                               Lehman Brothers Special Financing Inc.

Party B: Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series
                                       2004-3 Trust

Trade Date:                            January 29, 2004

Effective Date:                        February 11, 2004

Scheduled Termination Date:            March 1, 2027, subject to adjustment in
                                       accordance with the Modified Following
                                       Business Day Convention.

Calculation Agent:                     Party A

Business Days:                         Any day (which is neither a Saturday
                                       nor a Sunday) nor a day on which banks
                                       in New York City and the place of
                                       payment in respect of the Underlying
                                       Securities are authorized or required
                                       to be closed, subject to the Modified
                                       Following Business Day Convention.

                                       The "Modified Following Business Day
                                       Convention" shall apply if the
                                       specified day is not a Business Day and
                                       shall mean the first following day that
                                       is a Business Day unless that day falls
                                       in the next calendar month, in which
                                       case that date will be first preceding
                                       day that is a Business Day.

Notional Amount:                       $25,000,000, subject to reduction as a
                                       result of an early termination of all
                                       or a portion of the Transaction. The
                                       Notional Amount shall at all times
                                       equal the outstanding principal amount
                                       of the Certificates. See "Early
                                       Termination Payment" below.

Party A Floating Rate Payer Payment
Amounts:

     Party A Payment Dates:            The 1st day of each March and September
                                       during the term of this Transaction,
                                       commencing in March 2004 and ending on
                                       March 1, 2027, subject to adjustments
                                       in accordance with the Modified
                                       Following Business Day Convention.

     Party A Floating Rate for the
     Initial Calculation Period:       4.63%

     Party A Floating Rate Option:     USD-ISDA-Swap Rate (Reuters Screen
                                       ISDAFIX1)

     Designated Maturity:              Ten Years

     Party A Day Count Fraction:       30/360

     Reset Dates:                      The first day of each Calculation Period.

     Other: Party A will have no obligation to make a Party A Floating Rate Payment Amount unless and until Party B has made the related payment, if any, to Party A.

Party B Fixed Rate Payment Amounts:

     Party B Fixed Rate Payment
     Amounts: Any amounts received by Party B in respect of interest on the Underlying Securities, excluding any amount of interest that accrued with respect to the Underlying Securities from the Underlying Securities Payment Date next preceding the Effective Date to, but excluding, the Effective Date.

     Party B Payment Dates:            Any date on which distributions are
                                       received by Party B in respect of
                                       interest on the Underlying Securities,
                                       commencing in March 2004.

     Underlying Securities:            Issuer:          Chrysler Corporation,
                                                        predecessor to
                                                        DaimlerChrysler
                                                        Corporation

                                       Maturity Date:   March 1, 2027

                                       Coupon:          7.45%

                                       Day Count:       30/360

                                       Payment Dates:   The  1st day of each
                                                        March and September
                                                        (subject to applicable
                                                        grace periods)
                                                        commencing in March
                                                        2004 and ending on the
                                                        Final Scheduled
                                                        Distribution Date

     Other: In the event of a discrepancy between the Party B Fixed Rate Payment Amounts due in respect of any Calculation Period and the interest amount payable on the Underlying Securities for the related period (as calculated in accordance with the terms of the Underlying Securities), the terms of the Underlying Securities shall govern the calculation of the Party B Fixed Rate Payment Amount for such
                                       Calculation Period; provided, however,
                                       that the Party B Fixed

                                       Rate Payment Amount shall not include
                                       any amount of interest that accrued
                                       with respect to the Underlying
                                       Securities from the Underlying
                                       Securities Payment Date next preceding
                                       the Effective Date to, but excluding,
                                       the Effective Date.

Early Termination Payment:             Section 6(e) of the Master Agreement is
                                       hereby deleted, other than with respect
                                       to Section 6(e)(iii) and 6(e)(iv), and
                                       replaced with the following:

                                       (e) Payments on Early Termination.

                                       (i) If notice is given designating an
                                       Early Termination Date in respect of
                                       the entire or a portion of the Notional
                                       Amount in connection with the exercise
                                       of an Optional Exchange pursuant to
                                       Section 7 of the Series Supplement, a
                                       termination payment shall be due under
                                       Section 6(e) of the Master Agreement;
                                       provided, however, that pursuant to
                                       Section 7 of the Series Supplement in
                                       the event a termination payment shall
                                       be payable by Party B to Party A in
                                       connection with an Early Termination,
                                       in whole or in part, as a result of
                                       such Optional Exchange, the Person
                                       consummating the Optional Exchange must
                                       remit an amount equal to such
                                       termination payment, to Party B for
                                       payment to Party A. If any termination
                                       payment shall be payable by Party A,
                                       Party B will remit such payment to the
                                       Person consummating the Optional
                                       Exchange.

                                       (ii) No Early Termination Payment shall
                                       be payable by either Party A or Party B
                                       following an Event of Default or
                                       Termination Event unless the Early
                                       Termination Date is designated due to
                                       an Optional Exchange.

                                       (iii) If an Early Termination Date is
                                       designated due to an Optional Exchange
                                       in respect of the entire Notional
                                       Amount of the Transaction or a portion
                                       of the Notional Amount of the
                                       Transaction, Market Quotation and
                                       Second Method shall be used to
                                       calculate any termination payments
                                       owing by either party under Section
                                       6(e) of the Master Agreement.

Amendment:                             Section 9(b) of the Master Agreement is
                                       hereby deleted and replaced with the
                                       following:

     This Agreement may not be amended without the prior written consent of Party A, and the holders of 66 2/3% of the then outstanding Certificates and holders of 100% of the Call Warrants, and without prior written confirmation from each Rating Agency that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided, however, that Party A and Party B may amend the Swap Agreement without the prior written consent of the holders of the then outstanding Certificates or the holders of the Call Warrants to cure any ambiguity in, or to correct or supplement any provision of the Agreement which may be inconsistent with any other provision of the Agreement, or to otherwise cure any defect in the Agreement, provided that any such amendment does not materially adversely affect the interest of the certificateholders or the holders of the Call Warrants and that each Rating Agency will have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided further, however, that notwithstanding anything to the contrary, no amendment may alter the timing or amount of any payment hereunder without the prior consent of the holders of 100% of the then outstanding Certificates and holders of 100% of the Call Warrants, and without giving each Rating Agency prior written notice of any such amendment. Notwithstanding anything contained herein to the contrary, in connection with any sale of additional Underlying Securities to the Trust pursuant to Section 3(d) of the Series Supplement, the parties hereto shall enter into a Supplement to this Confirmation whereby the Notional Amount shall be increased by an amount equal to the principal amount of the additional Underlying Securities sold to the Trust.

4. Other Terms

(a) Interpretation. Each reference to the singular shall include the plural and vice versa.

(b) Limitation on Trustee Liability. In the absence of negligence, willful misconduct or bad faith on the part of the Trustee, the Trustee shall have no personal liability for the payment of any indebtedness or expenses of Party B or be personally liable for the breach or any failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Transaction or the Trust Agreement within the scope of the Trustee's discharge of its duties under this Transaction or the Trust Agreement or for any amounts due under this Transaction from Party B, such amounts to be paid solely from the assets of Party B in accordance with the Trust Agreement.

5. Account Details

              Payments to Party A

                Account for payments:  JPMorgan Chase Bank
                                       ABA # 021000021
                                       A/C # 066143543
                                       For the account of: Lehman Brothers
                                       Special Financing Inc.

                Payments to Party B

                                       Account for payments:    U.S.
                                       Bank National Association, Minneapolis,
                                       MN
                                       ABA# 091 000 022
                                       For Credit to A/C 1801 2116 7365
                                       FBO: U.S. Bank Trust N.A.
                                       For further Credit to A/C 4730017 OBI =
                                       CBTC 2004-3
                                       DAIMLERCHRYSLER A/C, 784543000

          Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                  Yours sincerely,

                                  LEHMAN BROTHERS SPECIAL FINANCING INC.


                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:


Confirmed as of the date first written:

CORPORATE-BACKED TRUST CERTIFICATES, DAIMLERCHRYSLER DEBENTURE-BACKED SERIES 2004-3 TRUST

By:     U.S. BANK TRUST NATIONAL ASSOCIATION, not in its
        individual capacity but solely as
        Trustee under the Trust Agreement

By:
   --------------------
Name:
Title: